STOCK PURCHASE AGREEMENT
                                  by and among


                       PRECISION TUBE HOLDING CORPORATION,

                            THE PERSONS LISTED ON THE

                        SELLERS SCHEDULE ATTACHED HERETO,

                                       and

                            MAVERICK TUBE CORPORATION





                          Dated as of February 12, 2002

                                    CONTENTS
                                                                           Page
                                                                           ----
ARTICLE I PURCHASE AND SALE OF STOCK.........................................1
         1.01     Purchase and Sale of Stock.................................1
         1.02     Aggregate Buyer Payment....................................1
         1.03     The Closing................................................6
         1.04     Registration Statement.....................................6
         1.05     Obligations of Buyer and the Sellers.......................9
         1.06     Registration on Transfer of Shares of
                  Maverick Stock.............................................10
ARTICLE II CONDITIONS TO CLOSING.............................................11
         2.01     Conditions to Buyer's Obligations..........................11
         2.02     Conditions to the Sellers' Obligations.....................13
ARTICLE III REPRESENTATIONS AND WARRANTIES OF EACH SELLER....................15
         3.01     Organization, Execution and Delivery: Valid
                  and Binding Agreements.....................................15
         3.02     Authority: No Breach.......................................15
         3.03     Ownership of the Stock.....................................15
         3.04     Brokerage..................................................15
ARTICLE IV REPRESENTATIONS AND WARRANTIES  REGARDING THE COMPANY
                  AND THE SUBSIDIARIES.......................................16
         4.01     Organization and Authorization.............................16
         4.02     Subsidiaries...............................................16
         4.03     No Breach..................................................16
         4.04     Capitalization.............................................17
         4.05     Financial Statements.......................................17
         4.06     Conduct of Business........................................18
         4.07     Absence of Certain Developments............................18
         4.08     Title to Properties........................................18
         4.09     Tax Matters................................................20
         4.10     Contracts and Commitments..................................22
         4.11     Intellectual Property......................................22
         4.12     Litigation.................................................23
         4.13     Brokerage..................................................23
         4.14     Employee Benefit Plans.....................................23
         4.15     Employees..................................................24
         4.16     Insurance..................................................24
         4.17     Compliance with Laws.......................................24
         4.18     Environmental Compliance and Conditions....................24
         4.19     Powers of Attorney.........................................25
         4.20     Governmental Authorizations................................26
         4.21     Disclosure.................................................26
         4.22     Accounts Receivable and Accounts Receivable Aging..........26
         4.23     Inventory..................................................26
         4.24     Books and Records..........................................26
         4.25     No Material Adverse Change.................................26
         4.26     No Other Representations and Warranties....................27
ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER............................27
         5.01     Organization and Corporate Power...........................27
         5.02     Authorization..............................................27
         5.03     No Violation...............................................27
         5.04     Governmental Authorities, Consents.........................27
         5.05     Litigation.................................................28
         5.06     Brokerage..................................................28
         5.07     Investment Representation..................................28
         5.08     Employee Matters...........................................28
ARTICLE VI PRE-CLOSING COVENANTS.............................................29
         6.01     Conduct of the Business....................................29
         6.02     Access to Books and Records................................30
         6.03     Notification...............................................30
         6.04     HSR Act Compliance.........................................33
         6.05     Other Regulatory Filings...................................34
         6.06     Conditions.................................................34
         6.07     Exclusive Dealing..........................................34
         6.08     Contact with Customers and Suppliers.......................34
ARTICLE VII TERMINATION......................................................34
         7.01     Termination................................................34
         7.02     Effect of Termination......................................36
ARTICLE VIII SELLERS' REPRESENTATIVE.........................................36
         8.01     Designation................................................36
         8.02     Authority..................................................36
         8.03     Exculpation................................................36
ARTICLE IX ADDITIONAL AGREEMENTS.............................................37
         9.01     Survival...................................................37
         9.02     Indemnification............................................37
         9.03     Disclosure Generally.......................................40
         9.04     Arbitration Procedure......................................40
         9.05     Tax Matters................................................42
         9.06     Further Assurances.........................................45
         9.07     Access to Books and Records................................45
         9.08     Director and Officer Liability and
                  Indemnification............................................45
         9.09     Maintain Compensation and Employee Benefits................46
         9.10     Worker Adjustment and Retraining Notification
                  Act ("WARN")...............................................46
ARTICLE X DEFINITIONS........................................................46
ARTICLE XI MISCELLANEOUS.....................................................53
         11.01    Press Releases and Communications..........................53
         11.02    Expenses...................................................53
         11.03    Notices....................................................54
         11.04    Assignment.................................................55
         11.05    Severability...............................................55
         11.06    No Strict Construction.....................................55
         11.07    Amendment and Waiver.......................................55
         11.08    Complete Agreement.........................................56
         11.09    Counterparts...............................................56
         11.10    No Third Party Beneficiary Status..........................56
         11.11    Governing Law..............................................56
         11.12    Disclaimer Regarding Estimates and Projections.............56
         11.13    Post-Closing Liability.....................................57
         11.14    Waiver and Termination Regarding Investors' Agreement......57

EXHIBITS

A-1      Company's Closing Certificate
A-2      Sellers' Closing Certificate
B        Buyer's Closing Certificate
C-1      Unaudited Net Working Capital
C-2      Net Working Capital Items of Detail
D        Authorized Capital Expenditure
E        Release by Sellers
F-1      Opinion of Sellers' Counsel
F-2      Opinion of Buyer's Counsel
G        Non-Competition Agreement of Lawrence W. Smith
H        Employment Term Sheet

SCHEDULES

A                       Sellers' Schedule
1.02(a)(i)(D)           Proceeds Schedule
1.02(a)(i)(D)           Equity Appreciation Units Plan Schedule
1.02(b)                 Company Bank Accounts Schedule
2.01(c)                 Required Third Party Consents Schedule
2.01(d)                 Required Governmental Consents Schedule
4.01                    Organization and Authorization Schedule
4.02                    Subsidiaries Schedule
4.03                    Authorization Schedule
4.03(ii)                Permitted Liens Schedule
4.04                    Capitalization Schedule
4.05                    Changes to Financial Statements Schedule
4.06                    Conduct of Business Schedule
4.07                    Developments Schedule
4.08(a)                 Owned Real Property Schedule
                        Annex A (to Schedule 4.08(a))
4.08(b)                 Leased Real Property Schedule
4.09                    Taxes Schedule
4.10                    Contracts Schedule
4.10(A)                 Employee Bonus Schedule.
4.11                    Intellectual Property Schedule
4.12                    Litigation Schedule
4.14                    Employee Benefits Schedule
4.15                    Employees Schedule
4.16                    Insurance Schedule
4.17                    Compliance with Laws Schedule
4.18                    Environmental Compliance Schedule
4.18(b)                 Environmental Permits Schedule
4.20                    Governmental Authorizations
4.22                    Accounts Receivable/Accounts Receivable Aging Schedule
5.03                    No Violation Schedule
5.04                    Buyer Consents Schedule

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (which, together with all exhibits and schedules hereto constitutes, the "Agreement") is made as of February 12, 2002, by and among Maverick Tube Corporation, a Delaware corporation ("Buyer"), Precision Tube Holding Corporation (the "Company"), and the Persons listed on the Sellers' Schedule attached hereto (collectively referred to herein as the "Sellers" and individually as a "Seller"). Unless otherwise provided, capitalized terms used herein are defined in Article X below.

                                    RECITALS

         A. The Sellers own all of the common stock of the Company (collectively, the "Stock"), which Stock constitutes all of the outstanding capital stock of the Company. Subject to the terms and conditions set forth herein, Buyer desires to acquire from the Sellers all of the Stock as of the Closing Date, and the Sellers desire to sell to Buyer all of such Stock as of the Closing Date.

         B. The Company is a holding company, which owns the Subsidiaries listed on the Subsidiaries Schedule.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                           PURCHASE AND SALE OF STOCK

         1.01 Purchase and Sale of Stock. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, the Sellers shall sell, assign, transfer, and convey to Buyer, and Buyer shall purchase and acquire from the Sellers, all of the Stock, free and clear of all Liens, in exchange for payment of an aggregate amount equal to the Aggregate Buyer Payment (as defined in Section 1.02(a)). The Aggregate Buyer Payment shall be paid to the Sellers in accordance with the provisions of Section 1.02.

         1.02 Aggregate Buyer Payment.

                  (a) Payments at Closing. Subject to the adjustment provisions set forth in Section 1.02(e), and upon the terms and subject to the conditions of this Agreement, at the Closing the Buyer shall deliver an aggregate of $55,000,000 in immediately available funds, by wire transfer ("Maverick Cash Payment") and 200,000 shares of $0.01 par value common stock of Maverick Tube Corporation (the "Maverick Stock"). Together, the Maverick Cash Payment and the Maverick Stock shall constitute the "Aggregate Buyer Payment." The Maverick Cash Payment shall be paid as follows:

                  (i) The Buyer shall pay to the Company the amounts necessary for the Company to pay off:

                  (A)  the  Company's   Senior  Debt   (including   all  accrued
         interest);

                  (B) the Company's Subordinated Debt (including all accrued interest);

                  (C) the Company's Senior Debt Guarantee Fees;

                  (D) the amounts due to the holders of the Company's Equity Appreciation Units Plan, as such total amount is set forth on the Proceeds Schedule;

                  (E) the amounts due under any other employee incentive plan directly associated with this transaction; and

                  (F) the total amount of all other Transaction Costs.

         Collectively, these amounts set forth in Section 1.02(a)(i)(A)-(F) shall be referred to as the "Capital Contribution."

                  (ii) All amounts remaining after payment of the Capital Contribution shall be paid to and distributed among the owners of the Company's Stock, as specified in the Proceeds Schedule (the "Sellers' Distribution"). These amounts will be sent to one account, to be designated in writing by Sellers' Representative (the "Designated Account"), and will be distributed to each individual Seller by Sellers' Representative. With respect to each Seller, such Seller's Pro Rata Share of the Sellers' Distribution is referred to as the "Seller's Closing Payment."

                  (b) Payment of Cash from the Company. Buyer acknowledges and agrees that, in addition to the amounts specified in Section 1.02(a)(ii), the Sellers are to receive at Closing an amount equal to all cash balances for each of the Company's bank accounts as such accounts are listed on the Company Bank Accounts Schedule hereto (the "Company Bank Account Balances") as of the date of Closing (the "Company Cash Distribution"). The Company Cash Distribution will not include any amounts paid to the Company or any of the other Acquired Companies as the Capital Contribution. Sellers' Representative shall distribute the Company Cash Distribution pro rata to each individual Seller.

                  (c) A physical inventory will be taken for the Company's Houston plant and facilities no more than three (3) days before or after the Closing Date, with representatives of Sellers and Buyer present.

                  (d) Post-Closing Audit.

                  (i) As soon as  practicable,  but no later  than 90 days after the Closing Date, the Company's accountants, KPMG Peat Marwick, the Company, the Sellers' Representative, and, at the sole discretion and expense of the Sellers, a second independent accounting firm selected by the Sellers (the "Sellers' Accountant") (together, in the appropriate combination, the "Post-Closing Representative") shall prepare and deliver to the Buyer a consolidated balance sheet for the Company (the "Preliminary Closing Date Balance Sheet"), and, simultaneously, deliver a summary of capital expenditures made by the Acquired Companies between February 1, 2002 and the Closing Date (the "Capital Expenditure Summary"). The members of the Post-Closing Representative shall negotiate in good faith to resolve any objections to or disputes regarding the contents of the Preliminary Closing Date Balance Sheet and Capital Expenditure Summary and to produce a Preliminary Closing Date Balance Sheet and Capital Expenditure Summary reflecting a resolution of all objectionable or disputed items. However, if the members of the Post-Closing Representative do not reach a final resolution within ten (10) days after such objections or disputes are first raised by any member of the Post-Closing Representative, then Buyer and the Sellers shall select an accounting firm mutually acceptable to the Buyer and Sellers to resolve any remaining questions regarding the Preliminary Closing Date Balance
         Sheet and Capital Expenditure Summary. If the Buyer and Sellers are unable to agree on the choice of an accounting firm (which accounting firm shall not be the Company accountant nor the Sellers' Accountant), Buyer and the Sellers shall select one of the remaining "big-five" accounting firms (or any of their respective successors) by lot. The decision of the accounting firm shall be conclusive, final, binding, and non-appealable by both Sellers and the Post-Closing Representative and shall be appealable by the Buyer only pursuant to Section 1.02(d)(ii).

                  (ii)  The  Post-Closing   Representative   shall  prepare  the
         Preliminary Closing Date Balance Sheet in accordance with Generally Accepted Accounting Principles ("GAAP") applied in a manner consistent with past practices and the preparation of the Latest Balance Sheet. Buyer and its accountants shall be entitled to observe and consult with the Company and the Post-Closing Representative during the taking of any physical inventories in connection with the preparation of the Preliminary Closing Date Balance Sheet and to make objections thereto to the extent Buyer believes that any information set forth therein is not in accordance with GAAP applied in a manner consistent with past practices and the preparation of the Latest Balance Sheet. The Company's accountants shall make its work papers available to Buyer and its accountants. If Buyer has any such objections to the Preliminary Closing Date Balance Sheet or the Capital Expenditure Summary, Buyer must deliver to the Post-Closing Representative within thirty (30) days after delivery of the Preliminary Closing Date Balance Sheet a detailed statement describing such objections thereto (the "Buyer's Statement"). If the Buyer's Statement is not delivered to the Post-Closing Representative within thirty (30) days, or if the Buyer's Statement does not set forth objections in excess of $150,000 in the aggregate, the Preliminary Closing Date Balance Sheet shall immediately become the Closing Date Balance Sheet (as defined below) and the Capital Expenditure Summary shall become the Final Capital Expenditure Summary and shall be final, binding, and non-appealable by the parties. The parties shall negotiate in good faith to resolve any objections set forth in the Buyer's Statement and to prepare a Closing Date Balance Sheet and a Final Capital Expenditure Summary reflecting the resolution of all disputed items, but if they do not reach a final resolution within thirty (30) days after the Post-Closing Representative has received the Buyer's Statement, Buyer and the Post-Closing Representative shall select an accounting firm mutually acceptable to both parties to resolve any remaining objections.

                  (iii) If such parties are unable to agree on the choice of an accounting firm, they shall select a "big-five" accounting firm (or any of their respective successors) by lot (after excluding their respective regular outside accounting firms). The selection of the accounting firm shall be conclusive, final, binding, and non-appealable by the parties. The accounting firm so selected pursuant to this clause
         (iii) (the "Accounting Firm") shall prepare a written report to the parties which shall address its resolution of the disputed items in
         accordance   with  this  Section  1.02  and  shall  make  any  required adjustments to the Preliminary Closing Date Balance Sheet and the Capital Expenditure Summary to reflect the resolution of all disputed items. The parties shall share the fees and expenses of the Accounting Firm as follows: the percentage of such fees and expenses to be paid by Buyer shall equal the portion of the contested amount not awarded to Buyer divided by the full amount contested by Buyer, and the Sellers, based on their respective Pro Rata Shares, shall pay the remainder.

                 For example, if:

                 the full amount contested by Buyer equals $200,000;

                 the amount awarded to Buyer equals $80,000; and

                 the fees and expenses of the Accounting Firm are $10,000;

         then

                 Buyer would pay $6,000 of the fees and expenses of the Accounting Firm ($120,000 / $200,000 x $10,000),
                 and the Sellers would pay the remaining $4,000.

                  (iv) The Preliminary Closing Date Balance Sheet, as adjusted to reflect any changes agreed upon, or made by the Accounting Firm, pursuant to this Section 1.02(d), is referred to herein as the "Closing Date Balance Sheet," and shall be conclusive, final, binding, and non-appealable by the parties; and

                  (v) The Authorized Capital Expenditure Summary, as adjusted to reflect any changes agreed upon, or made by the Accounting Firm, pursuant to this Section 1.02(d), is referred to herein as the "Final Capital Expenditure Summary," and shall be conclusive, final, binding, and non-appealable by the parties.

                  (e) Maverick Cash Payment Adjustments. Within five (5) days after the date on which the Closing Date Balance Sheet is finally determined, the following adjustment shall be made to the Maverick Cash Payment:

                  (i) Authorized Capital Expenditure Payment. Buyer shall pay to Sellers the full amount of all capital expenditures made by the Acquired Companies between February 1, 2002 and the Closing Date, for which (A) Sellers have received the prior written consent of Buyer or
         (B) capital expenditures are listed on Exhibit D to this Agreement, Authorized Capital Expenditure, to which exhibit Buyer hereby consents, which are listed on the Final Capital Expenditure Summary. Capital expenditures shall mean only transactions paid for in cash and not financed through indebtedness or by capital lease.

                  (ii) Company Cash Distribution Adjustment. If the Closing Date Balance Sheet reflects an amount of cash in excess of the Company Cash Distribution, then Buyer shall pay to Sellers the difference between the cash reflected on the Closing Date Balance Sheet and the Company Cash Distribution. If the Closing Date Balance Sheet reflects an amount of cash less than the Company Cash Distribution, then Sellers shall pay to Buyer the difference between the cash reflected on the Closing Date Balance Sheet and the Company Cash Distribution.

                  (iii)  Net  Working  Capital  Adjustment.   The  Post  Closing
         Representative shall deliver to Buyer and Sellers a schedule of the change in Net Working Capital of the Company from the balance sheet of October 31, 2001 (as set forth on Exhibit C-1) to the Closing, as shown on the Closing Date Balance Sheet (the "Net Working Capital Adjustment"), which estimate shall be supported in reasonable detail by delivery of the items set forth on Exhibit C-2. If the Net Working Capital Adjustment is positive, Buyer shall pay to Sellers the amount of the Net Working Capital Adjustment. If the Net Working Capital Adjustment is negative, Sellers shall pay to Buyer the amount of the Net Working Capital Adjustment.

                  (f) If the aggregate Maverick Cash Payment adjustments set forth in Section 1.02(e)(i)-(iii) identifies Buyer as owing any money to the Sellers, Buyer shall pay all such amounts plus simple interest from the Closing Date at a per annum rate of 5% in immediately available funds to the Sellers as additional Sellers' Distribution, to the Designated Account, as appropriate, within five (5) business days after the date on which the Closing Date Balance Sheet is finally determined.

                  (g) If the  aggregate  Maverick  Cash Payment  adjustments  in
Section 1.02(e)(i)-(iii) identifies Sellers as owing any money to Buyer, the Sellers' Representative shall pay all such amounts plus simple interest from the Closing Date at a per annum rate of 5% in immediately available funds to Buyer, as an adjustment to Sellers' Distribution, within five (5) business days after the date on which the Closing Date Balance Sheet is finally determined.

         1.03  The Closing.

                  (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gallop, Johnson & Neuman, LC, 101 South Hanley Road, St. Louis, Missouri 63105 at 10:00 A.M., St. Louis time, as soon as practicable after the signing of the Agreement but in no event sooner than the second business day following full satisfaction or waiver of all of the closing conditions set forth in Article II hereof (other than those to be satisfied at the Closing). The parties agree to use their best efforts to close the transaction contemplated by this Agreement as soon as practicable after the signing of this Agreement, but no later than March 31, 2002. The date and time of the Closing are herein referred to as the "Closing Date."

                  (b)  Subject  to the  terms and  conditions  set forth in this
Agreement,   the  parties  hereto  shall   consummate  the  following   "Closing
Transactions" on the Closing Date:

                  (i) Each Seller shall deliver or cause to be delivered to the Buyer a certificate or certificates representing the Stock being sold by such Seller hereunder, duly endorsed for transfer, or accompanied by duly executed assignments separate from such certificate or certificates, transferring to the Buyer good and marketable title to such Stock, free and clear of all Liens;

                  (ii) Buyer shall deliver to the Company the amount of the Capital Contribution by wire transfer in immediately payable funds to the account(s) designated by the Company prior to Closing;

                  (iii) Buyer shall deliver to one account, to be designated by the Sellers' Representative, the amount of the Sellers' Distribution by wire transfer of immediately available funds, which funds will be distributed to each Seller by the Sellers' Representative in accordance with the allocation set forth on the Proceeds Schedule;

                  (iv) There shall be no escrows or holdbacks on the Closing Date for any purpose, including for post-closing or any other audits; and

                  (v) Buyer, the Company, and the Sellers' Representative (on behalf of the Sellers) shall make such other deliveries as are required by and in accordance with Article II hereof.

         1.04  Registration Statement.

                  (a) No later than February 25, 2002, Buyer will prepare and file with the SEC a registration statement covering the total number of shares of Maverick Stock delivered pursuant to Section 1.02 of this Agreement for an offering to be made on a continuous basis pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act in accordance with the intended method of distribution of the Sellers (the "Registration Statement").

                  (b) Buyer will use its best efforts to (1) have such Registration Statement declared effective by the SEC no later than the Closing Date and (2) keep such Registration Statement continuously in effect until the later to occur of (i) the second anniversary of the date the Registration Statement is declared effective, extended as necessary in accordance with the provisions below relating to the suspension of the Registration Statement, and
(ii) the date on which all of the shares of Maverick Stock registered under such Registration Statement are eligible to be sold by the current holders thereof pursuant to Rule 144 under the Securities Act; provided, however, that, in the event that, at any time after such Registration Statement is declared effective, Buyer determines that an event or circumstance occurs and is continuing that (Y) has not been publicly disclosed and, if not disclosed in the Registration Statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Buyer's reasonable judgment, result in the Registration Statement, any related prospectus or any such document containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein, or necessary in order to make the statements therein not misleading under the circumstances under which they were made or (Z) in the reasonable judgment of the Board of Directors of Buyer, Buyer has a bona fide business purpose for not then disclosing the existence of such event or circumstance, Buyer may suspend the effectiveness of the Registration Statement; provided, further, however, that the number of days that Buyer is required to maintain the effectiveness of the Registration Statement pursuant to Section 1.04(b)(2) above shall be extended by the number of days that the effectiveness of the Registration Statement is suspended. Notwithstanding the foregoing, Buyer may not suspend the use of any Registration Statement for more than 45 consecutive days and in no event for more than an aggregate of 45 days during any 12-month period, unless the Board of Directors of Buyer in its reasonable discretion determines that a longer period of suspension is required and for so long as such longer period is required, in order to prevent the disclosure of material information which would have a material adverse effect on Buyer.

                  (c) The Sellers shall, upon receiving written notice from the Buyer of the suspension of any Registration Statement in accordance with 1.04(b) above, not effect or shall suspend sales of the Maverick Stock being sold pursuant to such Registration Statement for a period beginning on the date of receipt of such notice and expiring on the date upon which such information is disclosed to the public or ceases to be material, and in either case as evidenced by a notice from Buyer to the Sellers to that effect.

                  (d) Buyer will use its best efforts to cause any Registration Statement or amendment, including any prospectus and any supplements thereto, and each report or other document incorporated by reference therein, when filed,
(i) to comply as to form with the requirements of the Securities Act or the Exchange Act, as applicable, in all material respects, and (ii) to not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that Buyer makes no representation or warranty in respect of any information that any of the Sellers supply to Buyer for the express purpose of inclusion in any Registration Statement.

                  (e) As to any shares of Maverick Stock registered or to be registered pursuant this Section 1.04, Buyer covenants and agrees that:

                  (i) Prior to their filing with the SEC, Buyer shall furnish to the Sellers or their designated counsel, for purposes of their review thereof, copies of the Registration Statement and all amendments, including any prospectus and any supplements thereto, and Buyer shall permit Sellers and their counsel reasonable opportunity to comment upon any such Registration Statement or amendment, including any prospectus or supplements thereto;

                  (ii) It shall immediately advise the Sellers in writing of the occurrence and time of occurrence of each of the following events: (A) the issuance by the SEC of an order declaring a Registration Statement effective, including any post-effective amendment thereto; (B) any request by the SEC for an amendment of a Registration Statement as originally filed or as amended or as effective or for any amendment or supplement to the final prospectus or preliminary prospectus contained therein, or for any additional information with respect to a Registration Statement or such prospectus or any preliminary prospectus; (C) any event, of which Buyer had Knowledge, during the period of the effectiveness of a Registration Statement which requires that such final prospectus included in such Registration Statement be amended or supplemented in order to make the statements therein not misleading; (D) the refusal to qualify or the suspension of the qualification of such shares of Maverick Stock for offering or sale in any jurisdiction, or for the institution of any proceedings for such purpose; (E) the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or any order suspending or preventing the use of such final prospectus or any such preliminary prospectus, or the initiation of any proceedings for such purpose; (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Maverick Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (iii)  It  shall  timely  file  all  reports  required  by the
         Exchange  Act and,  subject to the proviso in Section  1.04(b)  hereof, promptly amend or supplement a Registration Statement at any time during the required period of its effectiveness in order to make the statements therein not misleading, or as otherwise may be required by the Securities Act and the rules and regulations promulgated thereunder;

                  (iv) It shall make every reasonable effort to prevent the issuance of any stop order or any suspension of the qualification (or exemption from qualification) of any of the Maverick Stock for sale in any jurisdiction described in Section 1.04(e)(v) below, and, if issued, to obtain the withdrawal thereof at the earliest practicable moment;

                  (v) In the event the Maverick Stock is not deemed a "covered security" pursuant to Section 18 of the Securities Act, it will make every reasonable effort to qualify the shares of Maverick Stock for offering and sale under the securities or "blue sky" laws of any states in which the Sellers require such qualification and will continue such qualifications in effect for so long as the Registration Statement is in effect for the distribution of the shares of Maverick Stock; provided, however, that Buyer shall not be required in connection therewith to qualify to do business as a foreign corporation in any such state;

                  (vi) All expenses of any Registration Statement, and all amendments and supplements thereto, provided for in this Section 1.04 (including, without limitation, Buyer's legal fees, accounting fees, printing costs, "blue sky," SEC filing fees, underwriting discounts, commissions, brokerage fees, and fees of legal counsel for the Sellers arising from or related to the registration or sale of the Maverick Stock), will be borne by Buyer; provided that each Seller shall bear any discounts, commissions, fees, or other amounts payable to underwriters or Brokers in connection with its sale of the Maverick Stock;

                  (vii) Buyer will furnish such number of copies of the prospectus, including any amendments or supplements thereto, as the Sellers reasonably request in order to facilitate their disposition of the registered Maverick Stock; and

                  (viii) Buyer will cause the Maverick Stock to be listed or included on each securities exchange on which similar securities are then listed or included.

         1.05  Obligations of Buyer and the Sellers.

                  (a) Buyer will indemnify each Seller, each of its directors, officers, employees, partners and agents, and each person controlling such Seller within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, with respect to any registration, qualification or compliance effected pursuant to Section 1.04, against any Loss (as such term is defined in
Section 9.02(a)), including any Loss incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances under which they were made, or any violation by Buyer of the Securities Act, the Exchange Act or state securities laws applicable to Buyer in connection with any such registration, qualification or compliance, and shall reimburse each Seller, each of its directors, officers, employees, partners and agents, and each person controlling such Seller within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, for legal and any other expenses that Seller may incur in connection with investigating, preparing or defending any Third Party Claim related thereto; provided, however, that the indemnity agreement contained in this Section 1.05(a) shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of Buyer (which consent shall not be unreasonably withheld) nor shall Buyer be liable in any such case for any loss caused by any untrue statement or omission (or alleged untrue statement or omission) made in reliance upon and in conformity with written information furnished for or in connection with such registration by Seller or its directors, officers, employees, partners, or agents.

                  (b) Each Seller will, severally and not jointly, indemnify and reimburse Buyer, each of its directors, officers, employees, partners, and agents and each person controlling Buyer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Buyer to each Seller set forth in Section 1.05(a) as though in such Section 1.05(a) "Buyer" means "Sellers" and "Sellers" means "Buyer," but only with respect to any Loss arising out of written information relating to such Seller furnished to the Buyer by such Seller or its directors, officers, employees, partners or agents in writing by such Seller or its directors, officers, employees, partners, or agents expressly for use in or connection with any registration, qualification or compliance effected pursuant to Section 1.04, or any preliminary prospectus. Notwithstanding anything to the contrary in this
Section 1.05(b), the indemnity agreement contained in this Section 1.05(b) shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the applicable Seller (which consent shall not be unreasonably withheld). In addition, in no event shall any indemnity provided by any Seller under this Section 1.05(b) exceed the net proceeds from the offering received by such Seller.

                  (c) If the indemnification provided for in this Section 1.05 is held by a court of competent jurisdiction to be unavailable to any of the parties entitled thereto under this Agreement with respect to any Loss, then the indemnifying party, in lieu of indemnifying the party otherwise entitled to such indemnification, shall contribute to the amount paid of such Loss or payable by such parties in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the party entitled to such indemnification on the other but also the relative fault of the indemnifying party on the one hand and of the party otherwise entitled to such indemnification on the other in connection with the statements or omissions or actions that resulted in Loss as well as any other relevant equitable considerations; provided, however, that in any such case, no person or entity liable for a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity that was not liable for such fraudulent misrepresentation. The relative fault of the indemnifying party and of the party otherwise entitled to indemnification shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the party otherwise entitled to such indemnification and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of or by the indemnifying party or the party otherwise entitled to such indemnification.

         1.06  Registration on Transfer of Shares of Maverick Stock.

                  (a) All certificates for shares of Maverick Stock delivered under the terms of this Agreement shall bear the following legend:

          "THE SHARES OF COMMON STOCK OF MAVERICK TUBE CORPORATION REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN THE STOCK PURCHASE AGREEMENT, DATED AS OF FEBRUARY 12, 2002, BY AND AMONG MAVERICK TUBE CORPORATION, PRECISION TUBE HOLDING CORPORATION ("PRECISION") AND THE STOCKHOLDERS OF PRECISION. IN ADDITION, THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION, AN OPINION OF COUNSEL FOR OR SATISFACTORY TO (OR OTHER EVIDENCE SATISFACTORY TO) MAVERICK TUBE CORPORATION THAT REGISTRATION IS NOT REQUIRED (E.G., COMPLIANCE WITH THE REQUIREMENTS OF RULE 144 PROMULGATED UNDER SUCH ACT), OR A NO-ACTION LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION."

The legend required under this Section 1.06(a) shall remain in place until the occurrence of the declaration by the SEC of the effectiveness of the Registration Statement.

                  (b) An appropriate stop-transfer order shall be noted on the records of Buyer's transfer agent with respect to the shares of Maverick Stock issued pursuant to this Agreement, which stop-transfer order shall remain in effect with respect to any shares of Maverick Stock so long as such shares are subject to the legending requirements set forth in this Section 1.06.

                                   ARTICLE II

                              CONDITIONS TO CLOSING

         2.01 Conditions to Buyer's Obligations. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the reasonable satisfaction of the following conditions as of the Closing Date:

                  (a) Each of the representations and warranties set forth in Articles III and IV hereof shall be true and correct at and as of the Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties, except to the extent the failure of such representations and warranties to be true and correct at and as of the Closing Date would not reasonably be expected to have a Material Adverse Effect; provided, however, that the representations contained in Article III and in Sections 4.01, 4.02, 4.03 and 4.04 must be true and correct in all respects without regard to whether or not a failure to be true and correct could not reasonably be expected to have a Material Adverse Effect;

                  (b) The Company and the Sellers shall have performed in all material respects all of the covenants and agreements required to be performed by them under this Agreement (including Section 1.03(b) hereof) at or prior to the Closing;

                  (c) The consents set forth on the Required Third Party Consents Schedule attached hereto that are required as a result of the transactions contemplated by this Agreement in order to prevent a breach of or a default under or a termination of any agreement to which the Company or any of its Subsidiaries is a party or to which any material portion of the Company's or any of its Subsidiaries' property is subject shall have been obtained, unless the failure to obtain such consent would not reasonably be expected to result in a Material Adverse Effect;

                  (d) The applicable waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or been terminated, and the material governmental filings, consents, authorizations, and approvals set forth on the Required Governmental Consents Schedule attached hereto that are required for the consummation of the transactions contemplated hereby shall have been made and obtained, unless the failure to obtain such consent would not reasonably be expected to result in a Material Adverse Effect;

                  (e) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regulatory body, nor any statute, rule, regulation, or executive order promulgated or enacted by any United States federal or state governmental authority which restrains, enjoins, or otherwise prohibits the transactions contemplated hereby shall be in effect;

                  (f) Buyer shall have received from Sellers the completed Proceeds Schedule, in the form attached to this Agreement, together with a certificate of Sellers' Representative that the amounts set forth as the component parts of the Capital Contributions constitute all amounts necessary to pay in full the obligations described in such component parts.

                  (g) It is a further condition to Buyer's condition to close that: (i) each Seller executes and delivers a stock power confirming that the number of shares being transferred thereby and the number of shares represented by the applicable stock certificate is the number of shares represented on Schedule A of the Agreement as being owned by such Seller; and (ii) Buyer receives at Closing a true copy of the resolutions (minutes or written consent, in either case signed by the Board of Directors of the Company) approving and ratifying the 10-for-1 stock split reflected by the number of shares listed on Schedule A.

                  (h) The Sellers' Representative shall have delivered to Buyer each of the following:

                  (i) a  certificate  of the Company dated the Closing Date (the
         "Company's Closing Certificate") in a form substantially similar to Exhibit A-1 hereto, stating that the conditions specified in subsections (a) and (b) hereof, inclusive, as they relate to the Company have been satisfied;

                  (ii) a certificate of the Sellers' Representative (on behalf of the Sellers) dated the Closing Date (the "Sellers' Certificate") in a form substantially similar to Exhibit A-2 hereto, stating that the conditions specified in subsections (a) and (b) as they relate to the Sellers have been satisfied;

                  (iii) copies of the third party and governmental consents required by subsections (c) and (d) above;

                  (iv) the certificates evidencing the Stock referred to in Paragraph 1.03(b)(i);

                  (v) all minute books, ledgers, and registers, corporate seals, and other corporate records relating to the organization, ownership, and maintenance of the Company;

                  (vi) resignations effective as of the Closing Date from all of the directors of the Company;

                  (vii) a copy of the Company's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, and Certificates of Good Standing from the Secretary of State of each jurisdiction in which the Company is qualified to do business each dated within five business days of the Closing Date;

                  (viii) releases in the form of Exhibit E hereto executed by the Sellers (collectively, "Sellers' Releases");

                  (ix) a written opinion of Arnold & Porter, special legal counsel to the Company and the Sellers, addressed to the Buyer, in substantially the form attached as Exhibit F-1 hereto; and

                  (x) a noncompetition agreement in the form of Exhibit G hereto properly executed by Lawrence W. Smith.

         2.02 Conditions to the Sellers' Obligations. The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the reasonable satisfaction of the following conditions as of the Closing Date:

                  (a) The representations and warranties set forth in Article V hereof shall be true and correct at and as of the Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties, except to the extent the failure of such representations and warranties to be true and correct at and as of the Closing Date would not reasonably be expected to have a Material Adverse Effect; provided, however, that the representations set forth in Section 5.01, 5.02 and 5.03 must be true and correct in all respects without regard to whether or not a failure to be true and correct could not reasonably be expected to have a Material Adverse Effect;

                  (b) Buyer shall have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement (including Sections 1.02 and 1.03(b) hereof) at or prior to the Closing;

                  (c) The consents set forth on the Required Third Party Consents Schedule that are required as a result of the transactions contemplated by this Agreement in order to prevent a breach of or a default under or a termination of any agreement to which the Company or any of its Subsidiaries is a party or to which any material portion of the Company's or any of its Subsidiaries' property is subject shall have been obtained, unless the failure to obtain such consent would not reasonably be expected to result in a Material Adverse Effect;

                  (d) The applicable waiting periods, if any, under the HSR Act shall have expired or been terminated, and the other material governmental filings, consents, authorizations and approvals set forth on the Required Governmental Consents Schedule attached hereto that are required for the consummation of the transactions contemplated hereby shall have been made and obtained, unless the failure to obtain such consent would not reasonably be expected to result in a Material Adverse Effect;

                  (e) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regulatory body, nor any statute, rule, regulation, or executive order promulgated or enacted by any United States federal or state governmental authority which restrains, enjoins, or otherwise prohibits the transactions contemplated hereby shall be in effect;

                  (f) Buyer shall have delivered to the Sellers' Representative (on behalf of the Sellers) a certificate dated the Closing Date (the "Buyer's Certificate") in a form substantially similar to Exhibit B hereto, signed by its Chief Executive Officer or its Chief Financial Officer, stating that the conditions specified in subsections (a) and (b) hereof, inclusive, have been satisfied;

                  (g) Buyer shall have delivered to the Sellers' Representative (on behalf of the Sellers) copies of the third party and governmental consents required by subsections (c) and (d) above;

                  (h) Buyer shall have delivered to the Sellers' Representative a copy of Buyer's Certificate of Incorporation, certified by the Secretary of State of Delaware, and a Certificate of Good Standing relating to Buyer from the Secretary of State of Delaware each dated within five business days of the Closing Date;

                  (i) Buyer shall have delivered to the Sellers' Representative certified copies of the resolutions duly adopted by Buyer's board of directors authorizing the execution, delivery, and performance of this Agreement;

                  (j) Buyer  shall  have  caused  the  conditions  described  in
Section 1.02(a) to be satisfied as of the Closing;

                  (k) The Company shall have delivered to Sellers the Company Cash Distribution as provided in Section 1.02(b); and

                  (l) Buyer shall have delivered a written opinion of Gallop, Johnson & Neuman, L.C., legal counsel to the Buyer, addressed to the Sellers, in substantially the form attached as Exhibit F-2 hereto.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF EACH SELLER

         Each  Seller,   solely  for  itself  (on  a  several,  and  not  joint-
and-several, basis), represents and warrants to Buyer as follows:

         3.01   Organization,   Execution  and   Delivery:   Valid  and  Binding
Agreements. Such Seller, if not an individual, is validly existing and in good standing under the laws of its state of organization. Such Seller:

                  (a) has duly executed and delivered this Agreement; and

                  (b) Assuming that this Agreement is the legal, valid, and binding agreement of Buyer, then this Agreement is also the legal, valid, and binding obligation of such Seller, enforceable in accordance with its terms.

When such Seller executes and delivers the Sellers' Release, such Sellers' Release will constitute the legal, valid, and binding obligation of such Seller, enforceable in accordance with its terms.

         3.02 Authority: No Breach. Such Seller has the right, power, and authority and full legal capacity to execute and deliver this Agreement and to perform its obligations hereunder and under the Sellers' Release (including, without limitation, all right, power, capacity, and authority to sell, transfer, and convey its Stock as provided by this Agreement, subject to applicable federal and state securities law restrictions). Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, if such Seller is a corporation, directly or indirectly contravenes, conflicts with or results in a violation of any provision of such Sellers' charter or bylaws or, if such Seller is a partnership, directly or indirectly contravenes, conflicts with or results in a violation of any provision of such Sellers' partnership agreement.

         3.03 Ownership of the Stock. Such Seller is the record and beneficial owner and holder of the Stock set forth opposite its name on the attached Sellers' Schedule. On the Closing Date, such Seller shall transfer to Buyer good title to such Stock, free and clear of all Liens, options, proxies, voting trusts, or agreements, other than applicable federal and state securities law restrictions, and other than any such restrictions created or suffered to exist by Buyer.

         3.04 Brokerage. There are no claims for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Seller, for which Buyer could be liable.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                   REGARDING THE COMPANY AND THE SUBSIDIARIES

         The Sellers (on a several, and not joint-and-several, basis) represent and warrant to Buyer that (except as set forth on the disclosure schedules that are delivered to Buyer, and each disclosure schedule so provided shall be applicable only to the specific Section cited on that schedule):

         4.01 Organization and Authorization. Each Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use. Each Acquired Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business or its ownership of property requires it to be qualified. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Assuming that this Agreement is a valid and binding obligation of Buyer, this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

         4.02 Subsidiaries. None of the Acquired Companies owns or holds the right to acquire any stock, partnership interest or joint venture interest or other equity ownership interest in any other Person. The Subsidiaries Schedule sets forth the name of each Subsidiary, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary.

         4.03 No Breach. The execution, delivery, and performance of this Agreement by the Company and the Sellers and the consummation of the transactions contemplated hereby do not (i) to Sellers' Knowledge, conflict with or result in any breach of, constitute a default under, result in a violation of, or give any Person the right to cancel, terminate or modify, any Material Contract, (ii) to Sellers' Knowledge, result in the creation of any Lien (other than Permitted Liens including those listed on the Permitted Liens Schedule) upon any assets of the Company or any of its Subsidiaries, (iii) require any authorization, consent, approval, exemption, or other action by or notice to any court or other governmental body, under the provisions of any law, statute, rule, or regulation (except for those laws that would not reasonably be expected to have a Material Adverse Effect), or to Sellers' Knowledge, any order, judgment, or decree to which any Acquired Company is subject, or (iv) contravene, conflict with or result in a violation of (A) any provision of the articles or certificate of incorporation, the bylaws, limited liability company agreement or other organizational document of any of the Acquired Companies, or
(B) any resolution adopted by the board of directors, the stockholders, managers or members of any Acquired Company.

         To Sellers' Knowledge, except as set forth on the Required Third Party Consent Schedule, no Seller or Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated under this Agreement.

         4.04 Capitalization. The authorized capital stock of the Company consists of 1,600,000 Class A shares of its common stock having a par value of $0.01 per share and 400,000 Class B shares of its common stock having a par value of $0.01 per share, of which only 1,000,000 of the Class A shares of the Stock are, and as of the Closing will be, issued and outstanding. All of the Stock has been duly authorized and validly issued and is fully paid, nonassessable and outstanding. With the exception of the Stock (which is owned by the Sellers), all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies free and clear of Liens. Except for the Stock owned by the Sellers to be purchased by Buyer pursuant to this Agreement, and except for the Precision Tube Technology 1996 Equity Appreciation Units Plan as Amended and Restated on December 5, 1997 ("Equity Appreciation Units Plan"), none of the Acquired Companies has any outstanding membership interests, equity securities, or securities containing any equity features authorized, issued, or outstanding, and there are no agreements, options, warrants, or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing by any of the Acquired Companies. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act of 1933, as amended or other applicable securities law.

         4.05  Financial  Statements.  Except  where  non-compliance  with  this
Section 4.05 would not reasonably be expected to have a Material Adverse Effect, the Company has furnished Buyer with true and complete copies of (i) the audited consolidated balance sheet of the Acquired Companies as at March 31, 2000 and the related audited consolidated statement of operations, change in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of KPMG LLP, independent certified public accountants,
(ii) the audited consolidated balance sheet of the Acquired Companies as at March 31, 2001 (including the notes thereto, the "Balance Sheet"), and the related consolidated statement of operations, change in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of KPMG LLP, independent certified public accountants, and (iii) the unaudited consolidated balance sheet of the Acquired Companies as at December 31, 2001 (the "Latest Balance Sheet") and the related unaudited consolidated statements of income and cash flow for the nine months then ended, including any notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Acquired Companies as of the respective dates of and for the periods referred to in such financial statements and have been prepared in accordance with GAAP applied on a consistent basis during the periods covered thereby and prior periods (subject, in the case of interim financial statements, to normal adjustments the effect of which will not, in the aggregate, be materially adverse) and the absence of notes that, if presented, would not in the aggregate differ materially and adversely from those included in the Balance Sheet (and would be generally consistent with the amounts set forth in the Latest Balance Sheet). The financial statements referred to in this Section have been derived from the accounting records of the Acquired Companies. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company.

         4.06 Conduct of Business. Except as expressly contemplated by this Agreement, since the date of the Latest Balance Sheet, the Acquired Companies have conducted business only in the ordinary course.

         4.07 Absence of Certain Developments. Since the date of the Latest Balance Sheet the Acquired Companies have not done, and have not entered into any binding material agreement, to do any of, the following:

                  (a) borrow any amount other than current liabilities in the ordinary course of business and borrowings from banks (or similar financial institutions) necessary to meet ordinary course working capital requirements;

                  (b) mortgage, pledge, or subject to any material Lien, any material portion of its tangible assets, except for Permitted Liens;

                  (c) sell, lease, assign, transfer, license or otherwise dispose of any material portion of its tangible assets (except for sales of inventory in the Ordinary Course of Business);

                  (d) suffer any extraordinary losses;

                  (e) issue, sell or transfer any Stock or any warrants, options, or other rights to acquire Stock or other equity securities, or any bonds or debt securities;

                  (f) accelerate, terminate, modify, or cancel any Material Contract;

                  (g) grant any increase in the base compensation of, or made any other change in the employment terms for, any of its directors, officers, and employees;

                  (h)   adopt,   amend,   modify,   or   terminate   any  bonus,
profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees; or

                  (i) engage in any of the activities set out in Section 6.01(c) or (e) of this Agreement, or made any capital expenditures (except for those items in Exhibit D or as otherwise agreed to by the parties to this Agreement).

         4.08  Title to Properties.

                  (a) Owned Real Property Schedule. None of the Acquired Companies owns any Real Property except as set forth on the Owned Real Property
Schedule:

                  (i) the Company has, and immediately prior to Closing will have, good, valid and marketable title in fee simple to each such parcel of Real Property specified in the Owned Real Property Schedule, in each case free and clear of all Liens, other than Permitted Liens and such Real Property is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature;

                  (ii) there are no leases, subleases, licenses, concessions, or other agreements granting to any party or parties the right of use or occupancy of any portion of such parcel of Real Property;

                  (iii) there are no outstanding options or rights of first refusal to purchase any such parcel of Real Property, any portion thereof or interest therein; and

                  (iv) Annex A to the Owned Real Property Schedule contains a true and complete list of each parcel of Real Property described in the Owned Real Property Schedule and a general description of each Structure situated thereon.

                  (b) The Real Property demised by the leases or subleases described on the attached Leased Real Property Schedule constitutes all of the material Real Property leased or subleased by the Acquired Companies.

                  (c) Except as set forth in the Leased Real Property Schedule:

                  (i) each lease or sublease described on the Leased Real Property Schedule is to Sellers' Knowledge, in full force and effect;

                  (ii) the Acquired Company that is a party to such lease holds, to Sellers' Knowledge, a valid and existing leasehold interest under each of the leases described on the Leased Real Property Schedule;

                  (iii) the Acquired Company that is a party to such lease has received no written notice of default and is not, to Sellers' Knowledge, in default under such leases;

                  (iv) the Company has delivered or made available to Buyer complete and accurate copies of each of the leases or subleases described on the Leased Real Property Schedule; and

                  (v) none of the leases or subleases have been modified.

                  (d) The Structures, machinery, equipment, and other tangible assets ("Personal Property") that the Acquired Companies own or lease as shown on the Latest Balance Sheet are fit for present uses and are in reasonable repair (except for normal wear and tear), and the Acquired Companies have valid title or a valid leasehold interest to all such Personal Property. Personal Property owned by the Acquired Companies and leased by the Acquired Companies pursuant to valid leases comprises substantially all of the Personal Property used by each of the Acquired Companies in the conduct of its business. All Personal Property used by each of the Acquired Companies in the conduct of its business is free and clear of all Liens, except for Permitted Liens.

                  (e) All of the Real Property described in the Owned Real Property Schedule and Leased Real Property Schedule, whether owned or pursuant to leases and licenses, comprise all of the Real Property used by each of the Acquired Companies in the conduct of its business.

                  (f) Except as set forth in the  schedules  referred to in this
Section 4.08:

                  (i) None of the Acquired Companies are, to Sellers' Knowledge, in violation of, or default under, any Law pertaining to any of the Real Property; no notice of a violation of any Law, or of any covenant, condition, restriction, or adhesement affecting any Real Property with respect to the use or occupancy thereof, has been given by any Person;

                  (ii) No condemnation proceeding is pending or, to Sellers' Knowledge, threatened which would impair the occupancy, use or value of any Real Property;

                  (iii) No Structure, nor the operations of the Acquired Companies therein or thereon, (A) is located outside the boundary lines of the described parcel of land in which it is located, (B) is in violation of applicable setback requirements, zoning laws, or ordinances, (C) is subject to "permitted non-conforming use" or "permitted non-conforming Structure" specifications, or (D) encroaches on any property owned by, or easement granted in favor of, any Person.

                  (iv) There are no (A) leases, subleases, licenses, concessions or other agreements, written or oral, granting to any other Person the right to acquire, use or occupy any portion of any Real Property, (B) outstanding options or right of first refusal to purchase all or any portion of Real Property or interest therein, and (C) Persons (other than the Acquired Companies) in possession of any Real Property;

                  (v) Each parcel of Owned Real Property (A) is fully and adequately described in the legal description therefor contained in the deed thereof, (B) abuts a paved public right-of-way, (C) does not serve any adjoining property for any purpose inconsistent with the use of the law, and (D) is not located within a flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained, except as set forth on the Owned Real Property Schedule or the Leased Real Property Schedule; and

                  (vi) With respect to each item of Leased Real Property, (A) there is adequate ingress and egress (and a continuing right thereto), without the need for an easement, between paved public rights of way and such Leased Real Property, and (B) the Acquired Companies have not sold, transferred or subjected to a Lien (except for Permitted Liens) such Leased Real Property or any interest therein.

                  (g) The buildings, plants, Structures and equipment of the Acquired Companies are sufficient for the continued conduct of the Acquired Companies' business immediately as of the Closing.

         4.09  Tax Matters.

                  (a) Except as set forth on the attached Taxes Schedule: (i) the Acquired Companies have timely filed all material Tax Returns in all jurisdictions in which such Tax Returns are required to be filed and such Tax Returns are true, correct and complete; (ii) all Taxes due and owing on such filed Tax Returns described in (i) have been properly accrued or fully paid to the extent such Taxes have become due; (iii) each of the Acquired Companies has duly and timely withheld all material Taxes required to be withheld, and such Taxes have been either duly and timely paid to the relevant governmental authority or properly set aside in accounts for such purpose; (iv) no request has been made for any extension of time within which to file any Tax Returns in respect of the Acquired Companies which have not since been filed; (v) there are no outstanding agreements or waivers by the Acquired Companies that extend the statutory period of limitations applicable to any Tax Returns or Taxes; (vi) the provision for Taxes shown on the Closing Date Balance Sheet is sufficient to satisfy all accrued and unpaid Taxes as of the date thereof; (vii) none of the Acquired Companies has received any notice of any pending or threatened tax audits with respect to the Company or any of its Subsidiaries; (viii) none of the Acquired Companies has received any notice of material deficiency or an assessment of proposed material deficiency from any taxing authority; (ix) no claim has ever been made by an authority in a jurisdiction where any of the Acquired Companies do not file Tax Returns that any of the Acquired Companies is or may be subject to taxation by that jurisdiction; and (x) there are no Liens on any of the assets of any of the Acquired Companies that arose in connection with any failure (or alleged failure) to pay any Tax due and payable.

                  (b) Except as set forth on the attached Taxes Schedule (i) none of the Acquired Companies has filed a consent under Code Section 341(f) concerning collapsible corporations; (ii) none of the Acquired Companies has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G; (iii) none of the Acquired Companies has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii); (iv) none of the Acquired Companies is a party to any Tax allocation or sharing agreement; (v) none of the Acquired Companies has been a member of an affiliated group (as defined in Code Section 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or has any liability for the Taxes of any person or entity (other than of the Acquired Companies) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                  (c) Except as set forth on the attached Taxes Schedule, none of the Acquired Companies will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law); (B) "closing agreement" as described in Code
Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

         4.10  Contracts and Commitments.

                  (a) None of the  Acquired  Companies  is a party  to any:  (A)
bonus, pension, profit sharing, retirement, or other form of deferred compensation plan, other than as described in this Section 4.10, Section 4.14, or the schedules to this Agreement including the Bonus Schedule; (B) stock purchase, stock option, or similar plan; (C) contract for the employment of any officer, individual employee, or other person on a full-time or consulting basis; (D) agreement or indenture relating to the borrowing of money or to mortgaging, pledging, or otherwise placing a Lien (other than a Permitted Lien) on any portion of the Acquired Companies' assets; (E) guaranty of any obligation for borrowed money or other guaranty; (F) contract or option pursuant to which any of the Acquired Companies have the right or the obligation to purchase, lease, or otherwise acquire any interest in any Real Property; (G) lease or agreement under which it is lessee of, or holds or operates any personal property owned by any other party, for which the annual rental exceeds $250,000;
(H) except for steel contracts, a contract or group of related contracts with the same party for the purchase of products or services, under which the undelivered balance of such products and services has a selling price in excess of $250,000; (I) except for Coiled Line Pipe Contracts, and Downhole Purchase Orders, a contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $250,000; or (J) contract which prohibits the Company from freely engaging in business anywhere in the world.

                  (b) Buyer either has been supplied with, or has been given access to, a true and correct copy of all written contracts which are referred to on the Contracts Schedule, together with all material amendments, waivers or other changes thereto.

                  (c) None of the Acquired Companies has received notice of default nor, to Sellers' Knowledge, is in default under any contract listed on the Contracts Schedule, except for those trade payables incurred in the ordinary course of business consistent with past practices.

         4.11 Intellectual Property. Set forth on the attached Intellectual Property Schedule are the patents, trademarks, copyrights, and service marks (and any registrations or applications therefor) and trade names, corporate names, grants of a license or right to the Acquired Companies with respect to the foregoing, both domestic and foreign, claimed by or used by the Acquired Companies in the conduct of their businesses as now conducted (collectively, the "Intellectual Property"). Except as set forth on the Intellectual Property Schedule, (a) the Acquired Companies own or have the right to use the Intellectual Property, and (b) the Company has not received any written notices of infringement or misappropriation from any third party with respect to the Intellectual Property and, to Sellers' Knowledge, has not infringed nor is it currently infringing the Intellectual Property of any other Person.

         4.12  Litigation.  Except  as  set  forth  on the  attached  Litigation
Schedule:

                  (a) there are no actions, suits, or proceedings pending or to the Sellers' Knowledge, threatened against any of the Acquired Companies, at law or in equity, or before or by any federal, state, municipal, or other governmental department or court, commission, board, bureau, agency, or instrumentality, domestic or foreign, which if determined adversely to any of the Acquired Companies would have a Material Adverse Effect; and

                  (b)  none  of  the  Acquired   Companies  is  subject  to  any
outstanding judgment, order, or decree, award, stipulation, or injunction of any governmental body.

         4.13 Brokerage. Except for the Company's brokerage arrangement with Merrill Lynch & Co., there are no claims for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or the Sellers.

         4.14  Employee Benefit Plans.

                  (a) The Company, with respect to the employees, does not (i) maintain or contribute to any nonqualified deferred compensation or retirement plans, (ii) maintain or contribute to any qualified defined contribution retirement plans, (iii) maintain or contribute to any qualified defined benefit pension plans (the plans described in (ii) and (iii) are collectively referred to as the "Pension Plans"), (iv) maintain or contribute to any welfare benefit plans (the "Welfare Plans"), or (v) contribute to any multiemployer plans (as defined in ERISA). The Pension Plans and the Welfare Plans are collectively referred to as the "Plans." A determination letter has been issued by the Internal Revenue Service with respect to each of the Pension Plans that is intended to be qualified relating to the plan's qualified status under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and to Sellers' Knowledge, the Company is not aware of any facts or circumstances that present a material risk of any such letter being revoked. The Plans comply in form and in operation in all material respects with the requirements of the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  (b) With respect to the Plans, (i) all required contributions have been made or properly accrued, to the extent required by GAAP, (ii) there are no actions, suits, or claims pending, other than routine claims for benefits, and (iii) there have been no "prohibited transactions" (as that term is defined in Section 406 of ERISA or Section 4975 of the Code).

                  (c) The Acquired Companies have made available to Buyer true and complete copies of (i) the most recent determination letter, if any, received from the Internal Revenue Service for each Plan and (ii) the latest financial statements, if any, for each Plan and latest prepared actuarial reports, if any, for each Plan.

                  (d) For purposes of this Section, the term "Company" includes all entities under common control of the Company pursuant to Section 414 of the Code.

         4.15 Employees. Except as set forth on the Employees Schedule attached hereto:

                  (a) None of the Acquired Companies is a party to or bound by any collective bargaining agreement, and, to Sellers' Knowledge, none of the Acquired Companies have experienced any strikes, material grievances, or other collective bargaining disputes within the last five years. There is no organizational effort presently being made or overtly, to Sellers' Knowledge, threatened by or on behalf of any labor union with respect to employees of any of the Acquired Companies.

                  (b) To Sellers' Knowledge, each of the Acquired Companies has complied with all Laws relating to employment and labor, and no facts or circumstances exist that could provide a reasonable basis for a claim of wrongful termination by any current or former employee of any of the Acquired Companies against any of the Acquired Companies.

         4.16  Insurance.

                  (a) The attached Insurance Schedule lists each material insurance policy maintained by the Company;

                  (b) All of such insurance policies are in full force and effect;

                  (c) The Company is not in default with respect to its obligations under any of such insurance policies; and

                  (d) No insurance policy under which any of the Acquired Companies is an insured contains a provision that would allow the insurer to retroactively charge or collect additional premiums from any Acquired Company.

         4.17 Compliance with Laws. Except that which would not reasonably be expected to have a Material Adverse Effect, each of the Acquired Companies has not: (i) violated or conducted its business or operations in violation of, nor used or occupied its properties or assets in violation of, any Law, (ii) been alleged to be in violation of any Law, or (iii) received any notice of any alleged violation of, or any citation for noncompliance with, any Law.

         4.18 Environmental Compliance and Conditions. Except that which would not reasonably be expected to have a Material Adverse Effect:

                  (a) To Sellers' Knowledge, the Acquired Companies are, and at all times since January 30, 1995 have been, in compliance with all Environmental Laws.

                  (b)  To  Sellers'  Knowledge,   the  Acquired  Companies  have
obtained   and   currently   possess   all   material   Environmental   Permits.

                  (c) The Company has not received any written notice of, and to Seller's Knowledge, there are not any actual or alleged violations or liabilities arising under Environmental Laws, including any investigatory, remedial, or corrective obligations, relating to the Company or its Subsidiaries and arising under Environmental Laws during the 12 months preceding the Closing Date.

                  (d) There are no pending or, to Sellers' Knowledge, threatened actions, suits, proceedings, claims, against any of the Acquired Companies concerning any environmental health and safety matters or arising under any Environmental Laws and there are no Liens, or other restrictions of any nature, arising under or pursuant to any Environmental Laws with respect to or affecting any of the properties and assets (whether real, personal, or mixed) in which any Acquired Company has or had an interest.

                  (e) To Sellers' Knowledge, none of the following exists at any property or facility owned by any Acquired Company: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls; or (4) landfills, surface impoundments, or disposal areas.

                  (f) To the Sellers' Knowledge, no Acquired Company has either expressly or by operation of law assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental Laws.

                  (g) Sellers have delivered or made available to Buyer copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or any Acquired Company concerning compliance by, or liabilities of, any Acquired Company or any other Person for whose conduct they are or may be held responsible, with or under Environmental Laws.

                  (h) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THIS SECTION 4.18 CONTAINS THE EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE SELLERS WITH RESPECT TO ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS, INCLUDING WITHOUT LIMITATION ALL MATTERS ARISING UNDER ENVIRONMENTAL LAWS.

         4.19 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or its Subsidiaries, except for those limited powers of attorney that the Acquired Companies have executed and delivered to their accounting firms, tax preparation consultants, or other professionals for the exclusive, limited purpose of discussing, negotiating, resolving, or settling tax matters for the Acquired Companies with governmental taxing agencies and authorities.

         4.20 Governmental Authorizations. Each of the Acquired Companies possesses, and to the Sellers' Knowledge, is operating in compliance with, all governmental authorizations necessary to (i) occupy, maintain, operate and use the Real Property as it is currently used and proposed to be used, and (ii) conduct its business as currently conducted. The consummation of the transactions contemplated by this Agreement will not result in the revocation, suspension or limitation of any Governmental Authorization and, no Governmental Authorizations will require the consent of its issuing authority to or as a result of the consummation of the transactions contemplated hereby.

         4.21 Disclosure. No representation or warranty of any Seller in this Agreement and no information contained in any schedule or other writing delivered by or on behalf of the Sellers pursuant to this Agreement or at the Closing contains any untrue statement of a material fact or omits to state a material fact required to make the statements herein or therein not misleading.

         4.22 Accounts Receivable and Accounts Receivable Aging. All accounts receivable of the Acquired Companies reflected on the Latest Balance Sheet and all accounts receivable of the Acquired Companies that have arisen since the date of the Latest Balance Sheet (except such accounts receivable as have been collected since such dates) are collectible, subject to the reserve set forth in the Latest Balance Sheet, as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Acquired Companies. Such accounts are set forth on the Accounts Receivable/Accounts Receivable Aging Schedule attached hereto which schedules are true and complete in all material respects.

         4.23 Inventory. The inventory of the Acquired Companies consists of raw materials and supplies, manufactured and processed parts, work in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured and manufactured, except for slow-moving, obsolete, damaged, or defective inventory for which the reserves for inventory writedown are set forth in the Latest Balance Sheet, as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and in accordance with generally accepted accounting principles on a basis consistent with that of preceding periods.

         4.24 Books and Records. The books of account, minute books and stock record books of the Acquired Companies, all of which have been made available to Buyer, are complete and correct. The minute books of the Acquired Companies present and record actions of the board that require a formal vote and the names of those persons who were present at the board meetings.

         4.25 No Material Adverse Change. Since the date of the Latest Balance Sheet, there has not been any material adverse change in the business, operations, properties, assets or condition of any Acquired Company.

         4.26 No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE III AND IN THIS ARTICLE IV, NEITHER THE COMPANY NOR THE SELLERS MAKE ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, AND THE COMPANY AND THE SELLERS HEREBY DISCLAIM ANY SUCH REPRESENTATION OR WARRANTY.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to each of the Sellers and the Company that:

         5.01 Organization and Corporate Power. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with all corporate power and authority to enter into this Agreement and perform its obligations hereunder.

         5.02 Authorization. The execution, delivery, and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action by Buyer, and no other corporate proceedings on its part are necessary to authorize the execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated hereby. Assuming that this Agreement is a valid and binding obligation of the Sellers and the Company, this Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms.

         5.03 No Violation. Except as set forth on the Buyer Consents Schedule, Buyer is not subject to or obligated under any applicable law, or rule or regulation of any governmental authority, or any provision of its charter or bylaws, or any material agreement or instrument, or any license, franchise, or permit, or subject to any order, writ, injunction, or decree, which would be breached or violated in any material respect by Buyer's execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

         5.04 Governmental Authorities, Consents. Except for the applicable requirements of the HSR Act and except as set forth on the Buyer Consents Schedule, Buyer is not required to submit any notice, report, or other filing with any governmental authority in connection with the execution, delivery, or performance by it of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth on the Buyer Consents Schedule, no consent, approval, or authorization of any other party or Person is required to be obtained by Buyer in connection with its execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated hereby.

         5.05 Litigation. There are no actions, suits, or proceedings pending or, to the Buyer's knowledge, overtly threatened against or affecting Buyer at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which would adversely affect Buyer's performance under this Agreement or the consummation of the transactions contemplated hereby.

         5.06 Brokerage. There are no claims for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer that will become an obligation of the Company or the Sellers.

         5.07 Investment Representation. Buyer is purchasing the Stock for its own account with the present intention of holding the Stock for investment purposes and not with a view to or for sale in connection with any public distribution of such securities in violation of any federal or state securities laws. Buyer acknowledges that it has received all the information it deems necessary and appropriate regarding the Company and the Stock and has the opportunity to make inquiries of both the Company and Sellers, and has had the opportunity to request additional information regarding the Company. Buyer hereby certifies, represents, and warrants that the Buyer is an "Accredited Investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). Buyer understands that the Stock has not been registered under the Securities Act and that any transfer or other disposition of the Stock may not be made without registration under the Securities Act or pursuant to an applicable exemption therefrom. Buyer has substantial experience in evaluating and investing in companies similar to the Company. Buyer is capable of evaluating the merits and risks of its investment in the Company. Buyer is able financially to bear the risks of its investment in the Company.

         5.08 Employee Matters. The Buyer represents that it does not presently contemplate a plant closing involving, or mass layoffs of, employees of the Company and its Subsidiaries or any terminations that in the aggregate would constitute a mass layoff of employees of the Company or its Subsidiaries, within one year following the Closing Date. The Buyer shall indemnify and hold the Sellers harmless from and against any liability, costs, and expenses which the Sellers incur under the Worker Adjustment and Retraining Notification Act of 1988, as amended, ("WARN") or any similar state law arising out of or relating to, any actions taken by the Buyer or the Company with respect to the employees of the Company or its Subsidiaries on or after the Closing Date.

                                   ARTICLE VI

                              PRE-CLOSING COVENANTS

         During the period commencing on the date hereof and continuing through the Closing Date, the Sellers covenant and agree (except as expressly contemplated by this Agreement or the schedules thereto, or except to the extent that Buyer shall otherwise expressly consent in writing) that:

         6.01  Conduct of the Business.

                  (a) Each of the Acquired Companies shall conduct its business in the Ordinary Course of Business and substantially in the same manner as heretofore conducted, and shall make its best efforts to preserve intact its current business organization and relationships with customers, suppliers and others having business dealings with it.

                  (b) None of the Acquired Companies shall issue, sell or deliver any Stock or other class of equity securities or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any Stock or other class of equity securities.

                  (c) None of the Acquired Companies shall (i) amend its charter or bylaws (or equivalent documents), (ii) enter into any partnership or joint venture, (iii) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or purchase or redeem, directly or indirectly, any shares of its capital stock, or (iv) liquidate or dissolve or obligate itself to do so.

                  (d) None of the Acquired Companies shall incur any Indebtedness, sell any debt securities or lend money to or guarantee the Indebtedness of any person or enter into any capital lease, and shall not restructure or refinance its existing Indebtedness or capital lease, except the Company may (i) in the ordinary course of business draw on, renew, extend, or replace its existing revolving line of credit and (ii) originate a capital lease to finance the acquisition of the gantry crane listed in Exhibit D.

                  (e) None of the Acquired Companies shall make any change in its accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates heretofore adopted by it, and shall maintain its books, records and accounts in accordance with generally accepted accounting principles applied on a basis consistent with that of prior periods.

                  (f) None of the Acquired Companies shall sell, transfer, license, lease or otherwise dispose of, or suffer or cause the encumbrance by, any Lien upon any of its properties or assets, tangible or intangible, or any interest therein, except for sales of inventory or assets in the Ordinary Course of Business.

                  (g) None of the Acquired Companies shall (i) adopt or amend in any material respect any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding) other than to comply with any Law, or (ii) pay, or make any accrual arrangement for payment of, any increase in compensation, or any severance or termination pay to, or enter into any employment or loan or loan guaranty agreement with, any current or former officer, director, employee, consultant or any of the Acquired Companies.

                  (h) The Acquired Companies shall be permitted to make capital expenditures as follows:

                  (i) as provided for in Section 1.02(e)(i) and Exhibit D (for which Sellers shall be reimbursed);

                  (ii) any capital expenditures approved in writing by Buyer in advance, in which case such capital expenditure shall be deemed authorized by Buyer and Sellers will be reimbursed by Buyer; and

                  (iii) any other capital expenditures as determined by Sellers, after giving notice to Buyer (but such expenditures will not be reimbursed by Buyer).

         6.02 Access to Books and Records. The Company shall provide Buyer and its authorized representatives ("Buyer's Representatives") with full access, at all reasonable times and upon reasonable notice, to the offices, properties, personnel, books, and records of the Acquired Companies in order for Buyer to have the opportunity to make such investigation as it shall reasonably desire to make of the affairs of the Acquired Companies. Buyer acknowledges that it remains bound by the Confidentiality Agreement, dated April 9, 2001 with the Company (the "Confidentiality Agreement").

         6.03  Notification.

                  (a) Updated Schedules.

                  (i) From the date of this Agreement until the Closing, the Sellers may, in their sole discretion, disclose variances or changes to the representations and warranties of Sellers contained in Article III or Article IV of this Agreement by delivering to Buyer one or more Updated Schedules setting forth in detail such variances or changes and may, simultaneously, provide Buyer with Sellers' reasonable written estimates of the value of such variances and changes and the basis for such estimates.

                  (ii) Notwithstanding anything to the contrary herein, Buyer shall not be obligated to accept any Updated Schedule which discloses any variances or changes to the representations and warranties of Sellers contained in Sections 3.01, 3.02, 3.03 or 4.04 and the disclosure schedules relating thereto (the "Excluded Representations"). If Sellers present any Updated Schedule with variances or changes to the Excluded Representations, Buyer shall have the right at any time prior to Closing to terminate this Agreement as set forth in Section 6.03(c). Buyer will not be deemed to have accepted any variance or change to the Excluded Representations unless (A) Buyer gives Sellers written notice of such acceptance, or (B) the Closing occurs (in which case the variance or change to the Excluded Representations shall be deemed automatically accepted). Any Updated Schedule (or portion of Updated Schedule) accepted by Buyer pursuant to this Section 6.03(a)(ii) shall be treated for all purposes of this Agreement as if it was delivered on the date of this Agreement and any determination pursuant to this Agreement as to whether there has occurred any breach of the representation or warranty to which such Updated Schedule relates shall be determined only after taking into account the Updated Schedule (or portion of the Updated Schedule) accepted hereof and the Updated Schedule (or portion of the Updated Schedule) accepted hereof shall cure any breach which would have occurred except for the delivery of the Updated Schedule (or portion of Updated Schedule) accepted hereof (a "Cured Breach") and Buyer agrees that it will make no claim against Sellers (under this Agreement or otherwise) for any loss, liability, damage or expense arising out of such Cured Breach.

                  (b) Acceptance of Updated Schedules. Except for variances or changes to the Excluded Representations which will be accepted only as set forth in Section 6.03(a)(ii) of this Agreement, Updated Schedules shall be deemed accepted by Buyer as follows:

                  (i) In the event that any Updated Schedule delivered pursuant to Section 6.03(a)(i) discloses any matter that occurred or clearly existed on or prior to the date of this Agreement, then the Updated Schedule (or the portion of the Updated Schedule that disloses such matter) shall be deemed accepted by Buyer as set forth in this Section 6.03(b)(i):

                  (A) if any change or variance disclosed on an Updated Schedule is "non-material" (as defined below) then such change or variance shall be deemed automatically accepted by Buyer (subject to Buyer's right to aggregate all Non-Material Breaches under Section 6.03(b)(i)(B)(2)), shall be treated for all purposes of this Agreement as if it was delivered on the date of this Agreement and any determination pursuant to this Agreement as to whether there has occurred any breach of the representation or warranty to which such Updated Schedule relates shall be determined only after taking into account the Updated Schedule (or portion of the Updated Schedule) accepted hereof and the Updated Schedule (or portion of the Updated Schedule) accepted hereof shall cure any breach which would have occurred except for the delivery of the Updated Schedule (or portion of Updated Schedule) accepted hereof. A matter disclosed on an Updated Schedule will be deemed to be "non-material" if such matters are either (1) not adverse to the Acquired Companies or (2) are adverse to the Acquired Companies and involve liability of the Acquired Companies which, in the reasonable and good faith judgment of Buyer, has a value of less than $100,000 (each a "Non-Material Breach");

                  (B) if any change or variance disclosed on an Updated Schedule is "material" (as defined below) then, subject to Sellers' rights under
         Section 6.03(d), Buyer may, within seventy two (72) hours of receipt of such Updated Schedule, terminate this Agreement as set forth in Section 6.03(c) and if Buyer has not terminated this Agreement within such time then Buyer will be deemed to have waived its right of termination hereunder with respect to such change or variance set forth on such Updated Schedule and to have accepted such Updated Schedule (or portion of Updated Schedule) and such Updated Schedule (or portion of Updated Schedule) accepted hereof shall be treated for all purposes of this Agreement as if it was delivered on the date of this Agreement and any determination pursuant to this Agreement as to whether there has occurred any breach of the representation or warranty to which such Updated Schedule (or portion of Updated Schedule) accepted hereof relates shall be determined only after taking into account the Updated Schedule (or portion of the Updated Schedule) accepted hereof and the Updated Schedule (or portion of the Updated Schedules) accepted hereof shall cure any breach which would have occurred except for the delivery of the Updated Schedule (or portion of Updated Schedule) accepted pursuant hereto. A matter disclosed on an Updated Schedule will be deemed "material" if (1) the matter involves liability of the Acquired Companies which, in the reasonable and good faith judgment of Buyer, has a value of $100,000 or more, or (2) if, taking into account all other Non-Material Breaches and all other Updated Schedules (or portions of Updated Schedules) previously accepted under this 6.03(b)(i)(A) and (B), the matters disclosed on all Updated Schedules involve aggregate liability of the Acquired Companies which, in the reasonable and good faith judgment of Buyer, has a value of $250,000 or more.

                  (ii) In the event that any Updated Schedule delivered pursuant to Section 6.03(a)(i) discloses any matter or matters occurring after the date of this Agreement, then, except as specifically set forth in this Section, the Updated Schedule (or the portion of the Updated Schedule that disloses such matter) shall not be deemed accepted by Buyer unless and until Buyer gives written notice to Seller that it is accepting such Updated Schedules. If Buyer in its reasonable and good faith judgment determines that the matter or matters (considered singly or in the aggregate) disclosed on the Updated Schedules (or portions of Updated Schedules) result in, or are reasonably likely to result in, a Material Adverse Effect, then Buyer may, within 72 hours after it makes such determination, terminate this Agreement as set forth in Section 6.03(c). Notwithstanding the foregoing, if Buyer does not terminate this Agreement at or prior to Closing pursuant to this Section 6.03(b)(ii), then such Updated Schedules (or portions of Updated
         Schedules) accepted hereof shall be deemed automatically accepted by Buyer upon the occurrence of the Closing, shall be treated for all purposes of this Agreement as if delivered on the date of this Agreement and any determination pursuant to this Agreement as to whether there has occurred any breach of the representation or warranty to which such Updated Schedule relates shall be determined only after taking into account the Updated Schedule (or portion of the Updated Schedule) accepted hereof and the Updated Schedule (or portion of Updated Schedule) accepted hereof shall cure any breach which would have occurred except for the delivery of the Updated Schedule (or portion of Updated Schedule) accepted pursuant hereto.

                  (c) Right to Terminate. Buyer may exercise its right to terminate this Agreement pursuant to Section 6.03(a)(ii), Section 6.03(b)(i)(B) or Section 6.03(b)(ii) by delivering, subject to the time limitations therein, written notice of termination to the Sellers Representative. If Buyer chooses to terminate this Agreement pursuant to this Section 6.03, it shall, after termination, have only the rights set forth in Section 7.02.

                  (d) Sellers' Right to Override Termination. Notwithstanding the provisions of Section 6.03(c), if Buyer exercises its right to terminate this Agreement pursuant to Section 6.03(b)(i)(B), the notice required under
Section 6.03(c) shall also specify Buyer's reasonable and good faith determination, and, in sufficient detail, the basis for such determination, of the value of the item set forth on such Updated Schedule (or portion of Updated Schedule) which has caused it to terminate this Agreement (the "Value"). Buyer shall consult with Sellers in a reasonable, good faith effort to determine the Value, and to resolve any differences between Buyer and Seller relating to the Value. Notwithstanding anything to the contrary herein, any termination under
Section 6.03(b)(i)(B) shall not be effective if the Sellers, within 72 hours of the delivery of notice of termination, deliver to Buyer, in writing, either (1) their written agreement to either (x) deliver the Value to Buyer at Closing by wire transfer of immediately available funds to an account specified by Buyer, or (y) adjust the Maverick Cash Payment portion of the Aggregate Buyer Payment downward at Closing by subtracting the Value from the Maverick Cash Payment, or
(2) their written agreement that Buyer shall be entitled to assert a right of indemnification for such matter pursuant to Article IX of this Agreement without giving effect to any "knowledge" of Buyer with respect to such matter and that Sellers have the right to contest only the amount of the Actual Loss relating to such matter.

         6.04 HSR Act Compliance. Buyer and the Sellers shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the HSR Act with respect to the transactions contemplated hereby (including a request for early termination) and Buyer and the Sellers shall bear their respective costs and expenses of preparing their respective filings; provided that Buyer shall pay the filing fee in connection therewith. Buyer and the Sellers shall use their respective best efforts to make such filings contemporaneously with the signing of this Agreement (and in any event within five business days) following the date thereof, to respond to any requests for additional information made by either of such agencies and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date and to resist in good faith, at each of their respective cost and expense (including the institution or defense of legal proceedings), any assertion that the transactions contemplated hereby constitute a violation of the antitrust laws, all to the end of expediting consummation of the transactions contemplated hereby. Each of Buyer and the Sellers' Representative shall consult with the other prior to any meetings, by telephone or in person, with the staff of the Federal Trade Commission or the United States Department of Justice, and each of Buyer and Sellers' Representative shall have the right to have a representative present at any such meeting.

         6.05 Other Regulatory Filings. In addition to such filings and submissions required under Section 6.04 hereof, each of the Sellers, the Company, and Buyer shall use their reasonable best efforts to make or cause to be made all filings and submissions under any Laws applicable to them for the consummation of the transactions contemplated herein. The Sellers' Representative and Buyer shall coordinate and cooperate in exchanging such information and assistance as such party may reasonably request in connection with all of the foregoing.

         6.06 Conditions. Each of the Sellers, the Company, and Buyer shall use reasonable best efforts to cause the conditions applicable to such party set forth in Article II to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction of the conditions set forth in Article II (other than those to be satisfied at the Closing); provided that, except as otherwise set forth in Section 6.04, the Sellers shall not be required to expend any material funds to obtain any third-party or governmental consents required under Section 2.01(c) or (d).

         6.07 Exclusive Dealing. During the period from the date of this Agreement through the earlier of: (a) Closing, or (b) the earlier termination of this Agreement pursuant to Section 7.01, no Seller shall take or permit any other Person on its behalf to take, and the Company shall not take any action to encourage, initiate, or engage in discussions or negotiations with, or provide any information to, any Person (other than Buyer and Buyer's Representatives) concerning any purchase of the Stock or any merger, sale of substantial assets, or similar transaction involving the Company (other than assets sold in the ordinary course of business).

         6.08 Contact with Customers and Suppliers. Prior to the Closing, Buyer and the Buyer's Representatives shall not contact or in any manner communicate with the customers, lessors, and suppliers of the Acquired Companies in connection with the transactions contemplated hereby, except with the prior consent of the Company and the Sellers' Representative, or upon the request of the Company and the Sellers' Representative.

                                  ARTICLE VII

                                   TERMINATION

         7.01 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a)  by  the  mutual   consent  of  Buyer  and  the   Sellers'
Representative.

                  (b) by Buyer (taking into account the Updated Schedules accepted by Buyer pursuant to Section 6.03 of this Agreement) if there has been a material violation or breach by the Company or the Sellers of any covenant, representation, or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Buyer at the Closing and such violation or breach has not been waived by Buyer or, in the case of a covenant breach, cured by the Company or the Sellers within ten days after their receipt of written notice thereof from Buyer.

                  (c) by Buyer as provided in Section 6.03 of this Agreement.

                  (d) by Buyer on or before 5:00 P.M. CST, on February 21, 2002, if, after using its best efforts, Buyer has been unable to obtain a commitment (the "Commitment Letter") for the financing necessary to complete the transaction contemplated by this Agreement. After the expiration of this termination option, Buyer may terminate this Agreement under this Section 7.01(d) if and only if Buyer's Lender notifies Buyer in writing that Buyer's Lender is terminating or otherwise refusing to fund under the Commitment Letter.

                  (e) by the Buyer on or before 5:00 CST, on February 19, 2002, if, after using its best efforts, Buyer has been unable to obtain an agreement in principle with the persons listed on Exhibit H to an employment arrangement with the Buyer; provided, however, this termination provision shall be of no force and effect if Buyer is unable to reach an agreement in principle with the employees referenced in Exhibit H because Buyer offered such employees employment terms that are less favorable than the terms set forth in Exhibit H, and the referenced employees did not accept employment or retention on such less favorable terms.

                  (f) by the Sellers' Representative, if there has been a material violation or breach by Buyer of any covenant, representation, or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Sellers at the Closing and such violation or breach has not been waived by the Sellers' Representative or, with respect to a covenant breach, cured by Buyer within ten days after written notice thereof by the Sellers' Representative or any Seller; provided that the failure to deliver the Aggregate Buyer Payment at the Closing as required hereunder shall not be subject to cure hereunder unless otherwise agreed to in writing by the Sellers' Representative.

                  (g) by Sellers' Representative if:

                  (i) Buyer has not delivered to Sellers' Representative the Commitment Letter on or before 8:00 P.M. CST, on February 21, 2002; or

                  (ii) within 24 hours of its receipt of such Commitment Letter (a copy of which shall be delivered to the Sellers' Representative by Buyer promptly upon its receipt) Sellers' Representative determines and notifies Buyer that the terms of the Commitment Letter are not reasonably satisfactory to Sellers.

                  (h) by either Buyer or the Sellers' Representative if the transactions contemplated hereby have not been consummated by March 31, 2002; provided that neither Buyer nor the Sellers' Representative shall be entitled to terminate this Agreement pursuant to this Section 7.01(h) if such Person's (or the Company's or any Sellers', in the case of the Sellers' Representative) willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

         7.02 Effect of Termination. In the event of termination of this Agreement by either Buyer or the Sellers' Representative as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Section 7.02 and Article XI hereof which shall survive the termination of this Agreement), and there shall be no liability on the part of either Buyer, the Company, or the Sellers to one another, except for willful breaches of this Agreement prior to the time of such termination.

                                  ARTICLE VIII

                             SELLERS' REPRESENTATIVE

         8.01 Designation. The Sellers' Representative is hereby designated by each of the Sellers to be Continental Illinois Venture Corporation which will serve as the representative of the Sellers with respect to the matters expressly set forth in this Agreement to be performed by the Sellers' Representative.

         8.02 Authority. Each of the Sellers, by the execution of this Agreement, hereby irrevocably appoints the Sellers' Representative as the agent, proxy, and attorney-in-fact for such Seller for all purposes of this Agreement
(including the full power and authority on such Sellers' behalf (i) to consummate the transactions contemplated herein; (ii) to pay such Sellers' expenses incurred on behalf of such Seller in connection with the negotiation and performance of this Agreement (whether incurred on or after the date hereof); (iii) to execute and deliver any certificates representing the Stock and execution of such further instruments of assignment as Buyer shall reasonably request; and (iv) to do each and every act and exercise any and all rights which the Sellers' Representative is required to do or exercise under this Agreement). Each of the Sellers agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Sellers' Representative and shall survive the death, incapacity, bankruptcy, dissolution, or liquidation of any Seller.

         8.03 Exculpation. Neither the Sellers' Representative nor any agent employed by it shall incur any liability to any Seller by virtue of the failure or refusal of the Sellers' Representative for any reason to consummate the transactions contemplated hereby or relating to the performance of its other duties hereunder, except for actions or omissions constituting fraud or bad faith.

                                   ARTICLE IX

                              ADDITIONAL AGREEMENTS

         9.01 Survival. The representations and warranties of the Sellers contained in Article III, except for Section 3.04 and the covenants of the Sellers set forth herein shall survive indefinitely; the representations and warranties of the Sellers contained in Section 4.09 (Tax Matters) shall survive until the expiration of the applicable tax law statutes of limitations; the representations and warranties of the Sellers contained in Section 4.18 (Environmental Compliance and Conditions) shall survive until 24 months after the Closing; and all other representations and warranties in this Agreement shall survive until 12 months after the Closing (the "Survival Period").

         9.02  Indemnification.

                  (a) Subject to the provisions of Section 9.02(c) below, each of Continental Illinois Venture Corporation; CIVC Partners I, L.L.C.; Tangram Management, L.P.; and Norwest Equity Partners V ("Certain Sellers") shall solely for itself (severally and not jointly and severally) indemnify Buyer and hold Buyer harmless against any Actual Loss, liability, damage, or expense (including reasonable attorneys' fees, accountants' and expert fees, and other reasonable costs and expenses incurred pursuing indemnification claims under this Section 9.02, but excluding special, incidental, consequential, or punitive damages, collectively, "Losses" and individually, a "Loss") which Buyer actually suffers, sustains, or becomes subject to as a result of or arising out of (i) any breach of any representation or warranty made by any Seller in this Agreement or in any writing delivered pursuant to the Agreement and the Closing, or (ii) the failure of the company or any Seller to perform or observe fully any covenant, agreement or provision to be performed or observed by the Company or such Seller hereunder; provided that (i) the Certain Sellers will not be liable to Buyer for any Loss arising under this Section 9.02(a) unless the aggregate amount of all such Losses relating to all such breaches exceeds one percent (1%) of the Aggregate Buyer Payment minus $100,000 (the "Buyer's Deductible"), in which case each Certain Seller shall be liable for its respective share of all such Losses in excess of the Buyer's Deductible as follows: Continental Illinois Venture
Corporation 62.106 percent; CIVC Partners I, L.L.C. 8.000 percent; Tangram Management, L.P. 17.523 percent; and Norwest Equity Partners V 12.371 percent (the "Certain Seller Share"); (ii) the aggregate amount required to be paid by each Certain Seller with respect to claims referred to in this Section 9.02(a) shall not exceed its respective Certain Seller Share of ten percent (10%) of the Aggregate Buyer Payment (the "Cap"); and (iii) the Certain Sellers will not be liable to Buyer for any Loss resulting from any breach of which Buyer or Buyer's Representatives had actual knowledge on or prior to the Closing Date. No individual claim shall be brought for indemnification under this Agreement which does not exceed $15,000 ("De Minimis Claim"). Notwithstanding any other provision of this Agreement, in no event will any Certain Seller be liable in respect of any Losses to Buyer in an amount in excess of its Certain Seller Share of the amount by which all Certain Sellers are liable pursuant to this
Article IX (after taking into account the other limitations on their liability set forth in this Agreement). For purposes of this Section 9.02(a), the Maverick Stock included in the Aggregate Buyer Payment shall be valued at the average closing price of the stock as reported by the New York Stock Exchange for the ten (10) trading days immediately prior to the Closing.

                  (b) Subject to the provisions of Section 9.02(c) below, Buyer shall indemnify each Seller and hold it harmless against any Loss which any such Seller suffers, sustains, or becomes subject to as a result of any breach by Buyer of its representations and warranties set forth herein. In addition, Buyer shall indemnify each Seller and hold it harmless against any Loss which any such Seller suffers, sustains, or becomes subject to as a result of or in connection with (i) the breach by Buyer of any of its covenants set forth herein, (ii) the operations of the Acquired Companies following the Closing, and (iii) any violations by the Company or its Subsidiaries of, or liabilities of the Company or its Subsidiaries arising following the Closing under, any Environmental Laws, any investigatory, remediation, or corrective obligations of the Company or its Subsidiaries thereunder (other than those violations and obligations with respect to which Buyer is entitled to indemnification under 9.02(a) above).

                  (c) No Person shall be liable for any claim for indemnification under subsection (a) or the first sentence of (b) above unless written notice specifying in reasonable detail the nature of the claim for indemnification is delivered by the Person seeking indemnification to the Person from whom indemnification is sought within the applicable Survival Period with respect to claims for indemnification relating to breaches of the representations and warranties set forth in this Agreement. With respect to any breach of or inaccuracy of any representation or warranty that survives the Closing, if a Person entitled to indemnification delivers written notice during the Survival Period, then such representation or warranty shall survive beyond the Survival Period, to the extent of such claim only, until such claim is resolved (whether or not the amount of the damages or expenses resulting from such breach has finally been determined at the time the notice is given) if, and only if, (i) in the case of a claim made by reason of a third party claim, the written notice is accompanied by a copy of the written notice of the third party claimant setting forth such claim or threatened claim in reasonable detail and
(ii) in the case of any claim made by a Person other than by reason of a third party claim, the written notice contains specific facts setting forth the alleged breach of or inaccuracy of the representation or warranty contained herein giving rise to such claim.

                  (d) Promptly after the assertion by any third party of any claim (a "Third Party Claim") against any Person entitled to indemnification under this Section 9.02 (the "Indemnitee") that results or may result in the incurrence by such Indemnitee of any Loss for which such Indemnitee would be entitled to indemnification pursuant to this Agreement, such Indemnitee shall promptly notify the parties from whom such indemnification could be sought (the "Indemnitors") of such Third Party Claim; provided, however, that the failure to provide such notice shall not relieve or otherwise affect the obligation of the Indemnitors to provide indemnification hereunder, unless such notification to Indemnitors is received more than 180 days after the assertion of a third party claim against any Indemnitee; and further provided that Indemnitors shall have no obligation to provide indemnification to the extent that any Loss or damages to an Indemnitor directly results from or is caused by the failure of the Indemnitee to provide timely notice. The Sellers may designate a representative to act on behalf of all Indemnitors in the case of all Third Party Claims with respect to which Buyer is seeking indemnification under subsection (a) above, and such representative may, at its option, assume the defense of the Indemnitee against such Third Party Claim (including the employment of counsel and the payment of expenses). Any Indemnitee shall have the right to employ separate counsel in any such Third Party Claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be an expense of the Indemnitor unless (i) the Indemnitor shall have failed, within a reasonable time after having been notified by the Indemnitee of the existence of such Third Party Claim as provided in the preceding sentence, to assume the defense of such Third Party Claim, or (ii) the employment of such counsel has been specifically authorized by the Indemnitor and/or any representative designated by the Sellers in the case of all Third Party Claims with respect to which the Buyer is entitled to indemnification under subsection (a) above. In no event may the Indemnitee consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of each of the Indemnitors.

                  (e) The amount of any Loss subject to indemnification hereunder or of any claim therefor shall be calculated net of any insurance proceeds (net of direct collection expenses) received or receivable by Buyer, the Company, its Subsidiaries, or any of their Affiliates on account of such Loss. Buyer, the Company, and its Subsidiaries shall seek full recovery under all insurance policies covering any Loss to the same extent as they would if such Loss were not subject to indemnification hereunder, and Buyer, the Company, and its Subsidiaries shall not terminate or cancel any insurance policies in effect for periods prior to the Closing. In the event that an insurance recovery is made by Buyer, the Company, its Subsidiaries, or any of their Affiliates with respect to any Loss for which any such Person has been indemnified hereunder, then Buyer shall promptly pay to each Seller an amount equal to such Sellers' Pro Rata Share of the amount of the recovery (net of all direct collection expenses).

                  (f) All indemnification payments made hereunder shall be treated as an adjustment to the Aggregate Buyer Payment.

                  (g) The  indemnification  remedies  set forth in this  Section
9.02 shall be the exclusive remedies available under this Agreement for any Losses sustained by Sellers or Buyer with respect to this Agreement, any exhibit or schedule to the Agreement, or any certificate delivered hereunder, the transaction contemplated by this Agreement, or the business, assets, or operations of the Acquired Companies. Buyer hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims, and causes of action it may have against Sellers relating to the subject matter of this Agreement, any exhibit or schedule to the Agreement, or any certificate delivered hereunder, or the business, assets, or operation of the Acquired Companies arising under or based upon any federal, state, local, or foreign statute, law, ordinance, rule, regulation, or order.

                  (h) Notwithstanding anything to the contrary in this Article IX or elsewhere in this Agreement and notwithstanding any Updated Schedule delivered to and accepted by Buyer, but subject to the limitations contained in this Section 9.02, the Certain Sellers shall indemnify and hold Buyer harmless from and against all Losses arising from the Acquired Companies' failure to pay Taxes, including any liability for Taxes due and payable by the Acquired Companies, to the State of Alaska and the State of Wyoming for any taxable year or tax period ending on or prior to the Closing Date to the extent that such Taxes are not reflected in the reserve for Tax liability (not counting any liability for deferred Taxes established to reflect differences between book and Tax income) shown on the Closing Date Balance Sheet without respect to whether Buyer or Buyer's Representatives had actual knowledge of such matters on or prior to the Closing Date. For the avoidance of doubt, in determining the amount of any Loss arising from any failure of any Acquired Company to pay Taxes, there shall be taken into account any Tax benefit to Buyer or the Acquired Companies from the payment of any additional Tax. If Buyer in good faith believes that a Tax, as set forth herein, will be due and payable, then Buyer will give notice of such Tax to Sellers, and Sellers, in consultation with Buyer, shall have the right to reasonably object to such proposed Tax, and to participate at their own expense in any action or proceeding related to such Tax, including the defense of any claim brought against the Acquired Companies related to such Tax. Buyer agrees and acknowledges that Buyer will not settle, compromise, or otherwise resolve any proceeding related to any Tax which would give rise to any Loss without the prior written consent of Sellers, which consent will not be unreasonably withheld. If, after completion of all proceedings or settlements referenced in the preceding two sentences, there is an adverse final determination regarding the subject Tax, then Sellers shall pay the amount of any resulting Loss in accordance with the provisions of this Section 9.02.

         9.03 Disclosure Generally. If and to the extent any information required to be furnished in any schedule is contained in this Agreement or in any schedule attached hereto, such information shall be deemed to be included in all schedules in which the information is required to be included. The inclusion of any information in any schedule attached hereto shall not be deemed to be an admission or acknowledgment by the Company, its Subsidiaries, or the Sellers, in and of itself, that such information is material to or outside the ordinary course of the business of the Company or its Subsidiaries.

         9.04  Arbitration Procedure.

                  (a) Buyer, the Company, and the Sellers agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying any and all disputes regarding claims for money damages based upon, arising out of, or in any way connected with the Agreement or the transactions contemplated herein, including any disputes regarding the application of this Section 9.04 or the validity hereof (the "Disputes"). Nothing in this Section 9.04 shall prohibit a party hereto from instituting litigation to enforce any Final Determination (as defined below). The parties hereby agree and acknowledge that, except as otherwise provided in this Section
9.04 or in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by and shall be enforced pursuant to the Uniform Arbitration Act as in effect in the State of Illinois.

                  (b) In the event that any party asserts that there exists a Dispute, such party shall deliver a written notice to each other party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within 45 days after such delivery of such notice, the party delivering such notice of Dispute (the "Disputing Person") may, within 75 days after delivery of such notice, commence arbitration hereunder by delivering to each other party involved therein a notice of arbitration (a "Notice of Arbitration") and by filing a copy of such Notice of Arbitration with the Chicago office of the American Arbitration Association. Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each party to the arbitration, and the amount and nature of damages or other relief sought to be recovered as a result of any alleged claim and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time to be included therein.

                  (c) Buyer and the Sellers each shall select one arbitrator expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as "Buyer's Arbitrator" and "Sellers' Arbitrator," respectively). In the event that either party fails to select an arbitrator as set forth herein within 30 days after the delivery of a Notice of Arbitration, then the Dispute shall be resolved by the arbitrator selected by the other party. Sellers' Arbitrator and Buyer's Arbitrator shall select a third, independent, neutral arbitrator expert in the subject matter of the Dispute, and the three arbitrators so selected shall resolve the Dispute according to the procedures set forth in this Section 9.04. All three of the arbitrators shall be licensed lawyers, familiar with the applicable law and judicial precedent. If Sellers' Arbitrator and Buyer's Arbitrator are unable to agree on a third arbitrator within 20 days after their selection, Sellers' Arbitrator and Buyer's Arbitrator shall each prepare a list of three independent arbitrators. Sellers' Arbitrator and Buyer's Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within ten days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by Sellers' Arbitrator and Buyer's Arbitrator.

                  (d) The arbitrators selected pursuant to paragraph (c) shall determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if Buyer submits a claim for $1,000 and if the Sellers contest only $500 of the amount claimed by Buyer, and if the arbitrators ultimately resolves the Dispute by awarding Buyer $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e., $300 / $500) to the Sellers according to their respective Pro Rata Shares and 40% (i.e., $200 / $500) to Buyer.

                  (e) The arbitration shall be conducted (i) at a neutral site agreed upon by the parties, or (ii) if the parties are unable to agree, at a neutral site selected by the arbitrators, under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as otherwise set forth herein or as modified by the agreement of Buyer and the Sellers. The arbitrators shall conduct the arbitration such that a final result, determination, finding, judgment, and/or award (the "Final Determination") is made or rendered as soon as practicable, but in no event later than 120 days after the delivery of the Notice of Arbitration nor later than ten days following completion of the arbitration. The Final Determination shall be made in writing, shall state in reasonable detail the basis for such determination, and shall be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be), shall be consistent with the provisions of this Agreement (including Section 9.01 through Section 9.05 hereof), and shall be based on applicable law and judicial precedent. The Final Determination shall be final and binding on all parties, and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality, or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors.

                  (f) Buyer and the Sellers may enforce any Final Determination in any state or federal court having jurisdiction over the Dispute. For the purpose of any action or proceeding instituted with respect to any Final Determination, each party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or jurisdiction, the laying of the venue of any such action or proceeding brought in any such court, and any claim that any such action or proceeding brought in any court has been brought in an inconvenient forum.

         9.05  Tax Matters.

                  (a) Transfer Taxes. Buyer shall pay or cause to be paid all sales, use, transfer, and other similar Taxes, including any stock or asset transfer stamp Taxes (but excluding any Taxes based upon net income) that are payable in connection with the transactions contemplated by this Agreement.

                  (b) Tax Returns.

                  (i) Sellers (or the Sellers' Representative) shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company and the Subsidiaries for taxable years or periods ending on or before the Closing Date. Buyer shall file or cause to be filed when due all Tax Returns with respect to the Company and the Subsidiaries other than those described in the previous sentence.

                  (ii) All Straddle Period Tax Returns to be filed by Buyer pursuant to Section 9.05(b)(i) shall be prepared in a manner consistent with the past practices of the Company and the Subsidiaries and shall be submitted to the Sellers' Representative no later than 30 days prior to the due date for filing such Straddle Period Tax Returns (or if such due date is within 45 days following the Closing Date, as promptly as practicable following the Closing Date). The Sellers' Representative shall have the right to review such Straddle Period Tax Returns and to review all work papers and procedures used to prepare any such Tax Returns. If the Sellers' Representative, within ten (10) business days after delivery of such Straddle Period Tax Returns, notifies Buyer in writing that it objects to any of the items in such Tax Returns, Buyer shall make or cause to be made any changes that are reasonably requested by the Sellers' Representative. Buyer shall file timely or cause to be filed timely such Straddle Period Tax Returns, as so modified. Sellers shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax liability on the Closing Date Balance Sheet (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income). In the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts shall be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Acquired Companies.

                  (iii) None of Buyer or any Affiliate of Buyer shall (or shall cause or permit the Company or the Subsidiaries to) amend, refile, carry back any losses, deductions, or credits to or otherwise modify (or grant an extension of the statute of limitation with respect to) any Tax Return relating in whole or in part to any of the Company or the Subsidiaries with respect to any taxable year or period ending on or before the Closing Date (or with respect to any Straddle Period) without the prior written consent of the Sellers' Representative, which consent will not be unreasonably withheld.

                  (c) Cooperation. Buyer, the Company, the Subsidiaries, the Sellers' Representative, and the Sellers shall cooperate fully, as and to the extent reasonably requested by one of the other parties, in connection with the filing of Tax Returns pursuant to this Section 9.05 and in any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include:

                  (i) assisting the other party in preparing any Tax Returns or reports which such other party is responsible for preparing and filing in accordance with this Section 9.05;

                  (ii) cooperating fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company or the Subsidiaries;

                  (iii) retaining and providing (upon the other party's request) any records and information which are reasonably relevant to any Tax audit, litigation, or other Tax proceeding, and making employees available on a mutually convenient basis to provide additional information and the explanation of any material provided hereunder; and

                  (iv) providing timely notice to the other in writing of any pending or threatened Tax audits or assessments of the Company or the Subsidiaries for which the other party may have a liability under this Agreement, and furnishing the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any taxable period.

                  (d) Retention of Records. Buyer, the Company, the Subsidiaries, the Sellers' Representative, and the Sellers agree: (i) to retain all books and records with respect to Tax matters pertinent to the Acquired Companies relating to any taxable year or period beginning before the Closing Date until the expiration of the applicable statute of limitations of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority; and (ii) to give the other party reasonable written notice prior to transferring, destroying, or discarding any such books and records and, if the other party so requests, Buyer, the Company, and the Sellers, as the case may be, shall allow the other party to take possession of such books and records.

                  (e) Contest Provisions. Buyer shall give prompt written notice to the Sellers of the commencement of any audit, administrative appeal, litigation, or other contest relating to Taxes (a "Tax Contest") that results in or may result in a Loss for which indemnification may be claimed from the Sellers under this agreement (determined for this purpose without regard to the Buyer's Deductible). The Sellers shall be entitled at anytime to conduct, control, and settle ("Audit Control") any such Tax Contest; provided, however, that the Sellers shall not have the right to agree to any assessment, deficiency, settlement, or other adjustment or proposed adjustment of Taxes that would adversely affect the interest of Buyer or the Acquired Companies without the written consent of Buyer, which consent shall not be unreasonably withheld; provided, further, that the Buyer shall have the right, at its own expense, to participate in any such Tax Contest; provided, further, that Buyer may assume Audit Control in the event Sellers shall fail to prosecute such Tax Contest. Buyer shall cause the Company and/or the Subsidiaries (as applicable) (i) to execute any powers of attorney necessary in order to allow the Sellers to exercise its Audit Control and (ii) to cooperate fully with the Sellers in the conduct of the Tax Contest. The Sellers shall keep the Buyer reasonably informed as to the progress of any Tax Contest. Sellers shall not be responsible for any attorney's fees of the Buyer, the Company, or its Subsidiaries incurred after the Sellers assume control of the defense of a Tax Contest. In the event the Sellers do not take Audit Control, the Buyer shall keep the Sellers reasonably informed as to the progress of any Tax Contest and shall not enter into any settlement or other disposition of such Tax Contest prior to receiving the written consent of the Sellers, which consent may be withheld in the sole discretion of the Sellers.

                  (f) If the Company's or its Subsidiaries' liability for Taxes is increased for a period or partial period ending before Closing and the Company or its Subsidiaries are entitled to a correlative reduction in a subsequent period or partial period (whether before or after Closing) which reduces the Company's or its Subsidiaries' liability for Taxes (or results in a refund or credit of Taxes) for such subsequent period or partial period, Sellers shall be entitled to offset any indemnification liability they may have with respect to the earlier period by the present value (computed using a 6% interest rate) of the amount of such reduction, refund, or credit (together with any interest paid or payable thereon), and the amount treated as a Loss for purposes of Section 9.02 shall be the net amount of the increase in Tax liability for which Sellers may be liable to indemnify Buyer after reduction in respect of such offset. Sellers shall have no indemnification obligation with respect to Taxes to the extent of the amount reserved for Taxes on the Closing Date Balance Sheet (whether or not a particular item of Tax was specifically reserved on such balance sheet) and such Taxes shall not be taken into account for purposes of the Buyer's Deductible.

                  (g) Other. Notwithstanding anything in this Agreement to the contrary:

                  (i) any claim for breach of representation and/or indemnification attributable to Taxes and Tax Returns shall be based solely on a breach, if any, of the representations contained in Section 4.09;

                  (ii) the Sellers shall have no indemnification obligation with respect to any Taxes of the Acquired Companies attributable to (A) any taxable year or period (or partial taxable year or period) beginning after the Closing, (B) operations of the Acquired Companies after the Closing, or (C) actions taken or elections made by the Buyer or the Acquired Companies after the Closing; and

                  (iii) All tax sharing agreements or similar agreements with respect to or involving the Acquired Companies shall be terminated as of the Closing Date and, after the Closing Date, the Acquired Companies shall not be bound thereby or have any liability thereunder.

         9.06 Further Assurances. From time to time, as and when requested by any party hereto and at such party's expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

         9.07 Access to Books and Records. From and after the Closing, Buyer shall, and shall cause the Company to, provide the Sellers and their agents with reasonable access (for the purpose of examining and copying), during normal business hours, to the books and records of the Acquired Companies with respect to periods or occurrences prior to the Closing Date in connection with any matter whether or not relating to or arising out of this Agreement or the transactions contemplated hereby. Buyer shall not permit the Company or its Subsidiaries to, for a period of seven years following the Closing Date, destroy, alter, or otherwise dispose of any of the books and records of the Company or such Subsidiary for the period prior to the Closing Date without first offering to surrender to the Sellers such books and records or any portion thereof which Buyer or the Company or such Subsidiary may intend to destroy, alter, or dispose of.

         9.08 Director and Officer Liability and Indemnification. Buyer shall not, and shall not permit the Company or its Subsidiaries to, amend, repeal, or modify any provision in the Company's or such Subsidiary's organizational documents relating to the exculpation or indemnification of former members, directors, employees, or officers, it being the intent of the parties that the members, directors, employees, or officers of the Company shall continue to be entitled to such exculpation and indemnification for all periods prior to the Closing to the fullest extent permitted under applicable law.

         9.09  Maintain Compensation and Employee Benefits.

                  (a) Buyer agrees that each person who is an employee of the Company or any of its Subsidiaries as of the Closing (individually, a "Continuing Employee" and collectively, the "Continuing Employees") shall continue to be an employee of the Company or applicable Subsidiary immediately following the Closing. Any severance payments or other liabilities, including the fiscal year 2002 bonus payments listed on Schedule 4.10A, associated with the termination of any employees of the Acquired Companies either at Closing or at any time after the Closing will be incurred by the Buyer.

                  (b) Following the Closing, Buyer shall cause the Company's and its Affiliates' employee benefit plans, programs, and policies that cover the Continuing Employees or any of their dependents or beneficiaries, including but not limited to the Plans (collectively, "Company Plans"), to treat the employment and service of the Continuing Employees with the Company, its Affiliates, and any predecessor employers through the Closing Date as employment and service with the Company and its Affiliates, for all purposes under the Company Plans.

                  (c) Following the Closing, Sellers and their Affiliates shall have no liability or obligation under or with respect to any Plan or any wages, bonuses, commissions, employee withholdings, or taxes relating to the employment of the Continuing Employees after the Closing.

         9.10 Worker Adjustment and Retraining Notification Act ("WARN"). Buyer or the Company shall comply with all notice and any other requirements under WARN and any similar state statute so that the Sellers shall have no liability or obligation under WARN or similar state statute as a result of any event occurring on or after the Closing Date.

                                   ARTICLE X

                                   DEFINITIONS

         "Accounting Firm" has the meaning set forth in Section 1.02(d)(iii).

         "Acquired   Companies"   means  the  Company   and  its   Subsidiaries,
collectively.

         "Actual Loss" means actual losses suffered as a direct and proximate result of a breach.

         "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

         "Aggregate Buyer Payment" has the meaning set forth in Section 1.02(a).

         "Agreement" has the meaning set forth in the Preamble.

         "Audit Control" has the meaning set forth in Section 9.05(e).

         "Balance Sheet" has the meaning set forth in Section 4.05(ii).

         "Buyer" has the meaning set forth in the Preamble.

         "Buyer's Arbitrator" has the meaning set forth in Section 9.04(c).

         "Buyer's Certificate" has the meaning set forth in Section 2.02(f).

         "Buyer's Deductible" has the meaning set forth in Section 9.02(a)(i).

         "Buyer's Lender" means J.P. Morgan Chase.

         "Buyer's Representatives" has the meaning set forth in Section 6.02 hereof. "Buyer's Statement" has the meaning set forth in Section 1.02(d)(ii).

         "Cap" has the meaning set forth in Section 9.02(a)(ii).

         "Capital Contribution" has the meaning set forth in Section 1.02(a)(i).

         "Capital Expenditure Summary" has the meaning set forth in Section 1.02(d)(i).

         "Certain Seller Share" has the meaning set forth in Section 9.02(a)(i).

         "Certain Sellers" has the meaning set forth in Section 9.02(a).

         "Closing" has the meaning set forth in Section 1.03(a).

         "Closing Date" has the meaning set forth in Section 1.03(a).

         "Closing Date Balance Sheet" has the meaning set forth in Section 1.02(d)(iv).

         "Closing Transactions" has the meaning set forth in Section 1.03(b).

         "Code" has the meaning set forth in Section 4.14(a).

         "Coiled Line Pipe" means the Company's specialty spooled line pipe product that is sold for particular subsea applications, including but not limited to flow lines, control lines, and service lines.

         "Coiled Line Pipe Contracts" means contracts received by the Company and backed by purchase orders received from specific customers related to orders of Coiled Line Pipe, and includes the purchase contract, if any, under which Coiled Line Pipe is ordinarily procured from the Company.

         "Commitment Letter" has the meaning set forth in Section 7.01(d).

         "Company" has the meaning set forth in the Preamble and, solely for purposes of Section 4.14, the meaning set forth in Section 4.14(d).

         "Company Bank Account Balance" has the meaning set forth in Section 1.02(b).

         "Company  Cash  Distribution"  has the  meaning  set  forth in  Section
1.02(b).

         "Company Plans" has the meaning set forth in Section 9.09(b).

         "Company's Closing Certificate" has the meaning set forth in Section 2.01(f)(i).

         "Confidentiality Agreement" has the meaning set forth in Section 6.02.

         "Continuing Employee" has the meaning set forth in Section 9.09(a).

         "Cured Breach" has the meaning set forth in Section 6.03(a)(ii).

         "De Minimis Claim" has the meaning set forth in Section 9.02(a).

         "Designated Account" has the meaning set forth in Section 1.02(a)(ii).

         "Disputes" has the meaning set forth in Section 9.04(a).

         "Disputing Person" has the meaning set forth in Section 9.04(b).

         "Downhole Purchase Orders" means orders received by the Company and frequently backed by a customer purchase order or purchase agreement from a customer for customer procurement of the Company's downhole tubing product.

         "Environmental Laws" means all Laws which address, are related to, or are otherwise concerned with environmental, health, or safety issues (including occupational safety and health).

         "Environmental   Permit"  means  any  Permit  issued  pursuant  to  any
Environmental Law.

         "Equity Appreciation Units" refers to the equity units of the Company as described in the Precision Tube Technology 1996 Equity Appreciation Units Plan as Amended and Restated on December 5, 1997.

         "Equity Appreciation Units Plan" has the meaning set forth in Section 4.04.

         "ERISA" has the meaning set forth in Section 4.14(a).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Representations" has the meaning set forth in Section 6.03(a)(ii).

         "Final  Capital  Expenditure  Summary"  has the  meaning  set  forth in
Section 1.02(d)(v).

         "Final Determination" has the meaning set forth in Section 9.04(e).

         "GAAP" has the meaning set forth in Section 1.02(d)(ii).

         "HSR Act" has the meaning set forth in Section 2.01(d).

         "Indebtedness" means, when used with reference to the Acquired Companies, without duplication: any material liability of such company created or assumed by such company, or any Subsidiary thereof, (A) for borrowed money, or (B) evidenced by written bond, note, debenture or similar instrument, except in the Ordinary Course of Business and except as scheduled.

         "Indemnitee" has the meaning set forth in Section 9.02(d).

         "Indemnitors" has the meaning set forth in Section 9.02(d).

         "Intellectual Property" has the meaning set forth in Section 4.11.

         "Investors' Agreement" has the meaning set forth in Section 11.14(i).

         "Knowledge" shall mean the actual knowledge of Sellers, and the directors and senior officers of the Company, after reasonable inquiry (which inquiry shall include the inquiry of certain persons and records appropriate and related to the matters covered thereby).

         "Latest Balance Sheet" has the meaning set forth in Section 4.05(iii).

         "Laws" means all current and future United States and foreign, federal, state, and local laws, statutes, rules, regulations, ordinances, codes, requirements, rules of common law, standards, guidelines, and the like, including any judicial and administrative interpretations thereof, and all judicial and administrative orders, consents, decrees, writs, injunctions, and judgments.

         "Leased Real Property" means any real property leased or subleased pursuant to the leases or subleases set forth on the Leased Real Property Schedule.

         "Lien" means any mortgage, pledge, security interest, easement, servitude, encumbrance, lien, assessment, claim, or charge of any kind; provided, however, that Lien shall also include, with respect to the Stock of the Company, any right of first refusal or other restriction to which such Stock may be subject.

         "Loss" has the meaning set forth in Section 9.02(a).

         "Material Adverse Effect" means a material adverse effect upon the business operations, assets, financial condition, or operating results of the Acquired Companies taken as a whole. A Material Adverse Effect shall not include any factors, events, or conditions external to the Acquired Companies, including but not limited to, wars, natural disasters, acts of terrorism, general economic conditions and activities, Acts of God, or any similar act or condition affecting the Acquired Companies.

         "Material Contract" means any contract, indenture, mortgage, loan agreement or other agreement set forth on the Contracts Schedule or lease or sublease set forth on the Leased Real Property Schedule.

         "Maverick Cash Payment" has the meaning set forth in Section 1.02(a).

         "Maverick Stock" has the meaning set forth in Section 1.02(a).

         "Net Working Capital" means the difference between certain current assets and the certain current liabilities, as set forth in Exhibit C-1, and shall not include any amount or payment associated with the termination of any employee of the Acquired Companies at the Closing or any time after the Closing.

         "Net Working Capital Adjustment" has the meaning set forth in Section 1.02(e)(iii).

         "Non-Material   Breach"   has  the   meaning   set  forth  in   Section
6.03(b)(i)(A).

         "Notice of Arbitration" has the meaning set forth in Section 9.04(b).

         "Ordinary Course of Business" means, when used with reference to the Acquired Companies, the ordinary course of each Acquired Company's business, consistent with past practices.

         "Owned Real Property" means the real property described on the Owned Real Property Schedule.

         "Pension Plans" has the meaning set forth in Section 4.14(a)(iii).

         "Permit" means any permit, license, review, certification, approval, registration, consent, or other authorization issued pursuant to any Law.

         "Permitted Liens" means (i) statutory Liens for work performed or materials supplied arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent or the validity of which is being contested in good faith by appropriate proceedings, (ii) Liens for Taxes not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings, (iii) valid leases or subleases to third parties in respect of the Owned Real Property or the Leased Real Property, (iv) Liens on the interest of the lessors of properties in which the Company or one of its Subsidiaries owns a leasehold interest, (v) Liens and defects in title on real property that do not materially affect the Buyer's ability to continue to use and operate any of the Owned Real Property or the Leased Real Property in the same manner as presently used and operated without substantial additional cost arising as a result of such Lien on real property or defect in title, (vi) Liens of record and other Liens and defects in title set forth in title insurance policies and title opinions issued to the Company or a Subsidiary,
(vii) matters which would be disclosed by an accurate survey of each parcel of real property, (viii) public roads and highways and (ix) other encumbrances and exceptions set forth on the Permitted Liens Schedule.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

         "Personal Property" has the meaning set forth in Section 4.08(d).

         "Plans" has the meaning set forth in Section 4.14(a).

         "Post-Closing Representative" has the meaning set forth in Section 1.02(d)(i).

         "Preliminary  Closing Date Balance  Sheet" has the meaning set forth in
Section 1.02(d)(i).

         "Property" means the Leased Real Property and the Owned Real Property, including any fixtures, appurtenances, or personalty thereon.

         "Pro Rata Share" means the percentage equal to the number of shares of Stock owned by a Seller, divided by total number of shares of Stock outstanding.

         "PTHC" refers to Precision Tube Holding Company, or the "Company," as defined in the Preamble to this Agreement.

         "Real Property" means the Owned Real Property and the Leased Real Property, collectively.

         "Registration Statement" shall have the meaning set forth in Section 1.04(a).

         "Required  Governmental Consents Schedule" has the meaning set forth in
Section 2.01(d).

         "Required  Third Party Consents  Schedule" has the meaning set forth in
Section 2.01(c) and 2.02(c).

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller" means a Person listed on the Sellers' Schedule attached hereto.

         "Sellers' Accountant" has the meaning set forth in Section 1.02(d)(i). "Sellers' Arbitrator" has the meaning set forth in Section 9.04(c).

         "Sellers'   Certificate"   has  the   meaning   set  forth  in  Section
2.01(f)(ii).

         "Seller's Closing Payment" has the meaning set forth in Section 1.02(a)(ii).

         "Sellers'   Distribution"   has  the   meaning  set  forth  in  Section
1.02(a)(ii).

         "Sellers' Releases" has the meaning set forth in Section 2.01(f)(viii) and Exhibit E.

         "Sellers'    Representative"   means   Continental   Illinois   Venture
Corporation as set forth in Section 8.01.

         "Sellers' Schedule" has the meaning set forth in the Preamble.

         "Senior Debt" means all amounts owing by Company to LaSalle National Bank.

         "Senior Debt Guarantee Fees" means the fees and charges the Company is accruing for payment to the Company's equity holders in exchange for such holders guaranteeing certain amounts of senior debt under the Company's senior credit agreements.

         "Stock" has the meaning set forth in the Recitals.

         "Straddle Period" means any taxable year or period beginning on or before the Closing Date and ending after the Closing Date.

         "Structure" means any building, plant, factory, office, warehouse structure, or other improvement owned or leased by the Company.

         "Subordinated Debt" means (i) the January 20, 1995 subordinated debt issued by PTHC to its shareholders in conjunction with the initial capitalization of PTHC and simultaneous acquisition by PTHC of Precision Tube Technology, Inc. and related real estate; and (ii) the subordinated debt issued by PTHC to its shareholders on April 17, 1997.

         "Subsidiaries" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

         "Survival Period" has the meaning set forth in Section 9.01.

         "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, ad valorem/personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not.

         "Tax Contest" has the meaning set forth in Section 9.05(e).

         "Tax Returns" means any return, report, information return, or other document (including schedules or any related or supporting information) filed or required to be filed with any governmental entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

         "Third Party Claim" has the meaning set forth in Section 9.02(d)

         "Transaction Costs" means all of the costs, charges and expenses incurred by or on behalf of the Company or the Sellers in connection with or resulting from the transactions contemplated hereunder to the extent not accrued and reflected on the Closing Date Balance Sheet, including, without limitation, any bonus or other payment which results from the change in control of the Company, the fees and expenses of their counsel, accountants and advisors, and all other expenses to be borne by the Company or the Sellers as and to the extent expressly provided for hereunder.

         "Updated Schedules" has the meaning set forth in Section 6.03(a)(i).

         "Value" has the meaning set forth in Section 6.03(d).

         "WARN" has the meaning set forth in Section 5.08.

         "Welfare Plans" has the meaning set forth in Section 4.14(a)(iv).

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.01 Press Releases and Communications. No press release or public announcement related to this Agreement or the transactions contemplated herein (or prior to the Closing, any other announcement or communication to the employees, customers, or suppliers of the Company) shall be issued or made without the joint approval of Buyer and the Sellers' Representative, unless required by law (in the reasonable opinion of counsel) in which case Buyer and the Sellers' Representative shall have the right to review such press release or announcement prior to publication.

         11.02 Expenses. Except as otherwise expressly provided herein, the Sellers on the one hand and Buyer on the other hand shall pay all of their own expenses (including attorneys' and accountants' fees and expenses) in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder, and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

         11.03 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Sellers:                       Copy to:
         -------------------                      --------
         CIVC Partners, I, L.P.                   Arnold & Porter
         231 S. La Salle Street 7L                555 Twelfth St., N.W.
         Chicago, IL 60697                        Washington, DC 20004-1202
         (312) 828-8021                           Facsimile: (202) 942-5999
         Facsimile: (312) 987-0887                Attention: John P. Fitzgerald
         Attn:  Daniel G. Helle

         Tangram Partners, Inc.
         200 S. Wacker Drive, Suite 3100
         Chicago, IL 60606
         (312) 674-4531
         Facsimile:  (312) 674-4532
         Attn:  David F. Dolan

         If to the Company                        Copy to:
         ------------------                       --------
         (prior to the Closing):
         ----------------------

         Precision Tube Technology, Inc.          Arnold & Porter
         8615 Beltway 8 East                      555 Twelfth St., N.W.
         Houston, TX 77044                        Washington, DC 20004-1202
         Facsimile:                               Facsimile: (202) 942-5999
         Attn:  David G. Gullickson               Attention: John P. Fitzgerald

         If to the Buyer or the Company
         (after the Closing):
                                                 Copy to:
                                                 -------

         Maverick Tube Corporation               Gallop, Johnson & Neuman, L.C.
         16401 Swingley Ridge Road               Interco Corporate Tower
         Suite 700                               101 South Hanley
         Chesterfield, MO  63017                 Suite 1600
         Facsimile:  (636) 733-1670              St. Louis, MO  63105
         Attention:   Mr. Gregg Eisenberg,       Facsimile:  (314) 615-6001
                      President & CEO            Attention:  Robert H. Wexler


         Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         11.04 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by Buyer without the prior written consent of the Sellers.

         11.05 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         11.06 No Strict Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         11.07 Amendment and Waiver. Any provision of this Agreement or the schedules or exhibits hereto may be amended or waived only in writing signed by Buyer, the Company, and the Sellers. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

         11.08 Complete Agreement. This Agreement and the documents referred to herein (including the Confidentiality Agreement) contain the complete agreement between the parties hereto and supersede any prior understandings, agreements, or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

         11.09 Counterparts. This Agreement maybe executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

         11.10 No Third Party Beneficiary Status. Nothing contained herein, either expressed or implied, is intended or shall be construed to confer any rights or remedies hereunder upon any Person other than the Sellers, the Company, and the Buyer.

         11.11 Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

         11.12 Disclaimer Regarding Estimates and Projections. In connection with the Buyer's investigation of the Acquired Companies, the Buyer has received from or on behalf of the Sellers and/or the Company and its Subsidiaries certain estimates, forecasts, plans, and financial projections. The Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, forecasts, plans, and projections, that the Buyer is familiar with such uncertainties, that the Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, forecasts, plans, and projections so furnished to it (including the reasonableness of the assumptions underlying such estimates, forecasts, plans, and projections), and that Buyer shall have no claim against the Sellers or the Company or its Subsidiaries with respect thereto. Accordingly, neither the Sellers nor the Company or its Subsidiaries make any representation or warranty with respect to such estimates, forecasts, plans and projections (including any such underlying assumptions).

         11.13 Post-Closing Liability. Except as solely provided in Section 9.02, Sellers shall not have any liability to the Buyer after the Closing, whether such liability would arise from claims under this Agreement, or from equitable, statutory, or common law causes of action.

         11.14 Waiver and Termination Regarding Investors' Agreement. Each Seller hereby (i) waives any notice requirements, rights of first offers or other rights with respect to the Stock and such transfer of the Stock hereunder that such Seller may be entitled to pursuant to that certain Investors' Agreement made as of January 20, 1995, by and among the Company, Precision and the Sellers (the "Investors' Agreement"), and (ii) agrees that such Investors' Agreement shall be automatically terminated as of the Closing.

                                     * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                     BUYER:

                                     MAVERICK TUBE CORPORATION


                                     By: /s/ Greg Eisenberg
                                        ----------------------------------------
                                     Title:  President & CEO
                                           -------------------------------------


                                    COMPANY:

                                    PRECISION TUBE HOLDING CORPORATION


                                    By: /s/ Thomas C. Connolly
                                       -----------------------------------------
                                    Title: President & CEO
                                          --------------------------------------


                                    SELLERS:

                                    CONTINENTAL ILLINOIS VENTURE CORPORATION


                                    By:  /s/ Daniel Helle
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------


                                    TANGRAM MANAGEMENT, L.P.

                                    By:  TANGRAM PARTNERS, INCORPORATED,
                                    Its General Partner

                                    By:  /s/ David F. Dolan
                                       -----------------------------------------
                                    Title:  Partner
                                          --------------------------------------


                                    NORWEST EQUITY PARTNERS V, L.P.

                                    By: ITASCA PARTNERS V, L.P.,
                                    Its General Partner

                                    By:  /s/ Stephen R. Sefton
                                       -----------------------------------------
                                    Title: Stephen R. Sefton, Its Partner

                                    CIVC PARTNERS, I, L.P.


                                    By:  /s/ Daniel Helle
                                       -----------------------------------------
                                    Its General Partner

                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------

                                     /s/ Leonard G. Friedel
                                    --------------------------------------------
                                    Leonard G. Friedel

                                     /s/ Bruce C. Stevens
                                    --------------------------------------------
                                    Bruce C. Stevens


                                    JPF IRA Trust, Bank of America, NA
                                    as Trustee


                                    By:  /s/ John Q. Hinds
                                       -----------------------------------------
                                    Title:  Vice President
                                          --------------------------------------

                                    /s/ David F. Dolan
                                    --------------------------------------------
                                    David F. Dolan

                                    /s/ Andrew J. Bahnfleth
                                    --------------------------------------------
                                    Andrew J. Bahnfleth

                                    /s/ Lawrence W. Smith
                                    --------------------------------------------
                                    Lawrence W. Smith

                                    /s/ Carl Jon Benge
                                    --------------------------------------------
                                    Carl Jon Benge

                                    /s/ Ronald Clarke
                                    --------------------------------------------
                                    Ronald Clarke

                                    /s/ James M. Malach
                                    --------------------------------------------
                                    James M. Malach


                                    The Malach First Family Limited Partnership


                                     By:  /s/ James M. Malach
                                        ----------------------------------------
                                     Its:  General Partner